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Freeport-McMoRan Copper & Gold Inc.
Reports Third-Quarter and Nine-Month 2013 Results

▪
Net income attributable to common stock totaled $821 million, $0.79 per share for third-quarter 2013, compared with net income of $824 million, $0.86 per share, for third-quarter 2012. Net income attributable to common stock for the first nine months of 2013 totaled $2.0 billion, $1.96 per share, compared with $2.3 billion, $2.41 per share, for the first nine months of 2012.

▪
Consolidated sales for third-quarter 2013 totaled 1.04 billion pounds of copper, 305 thousand ounces of gold, 23 million pounds of molybdenum and 16.5 million barrels of oil equivalents (MMBOE). For the year 2013, sales are expected to approximate 4.1 billion pounds of copper, 1.1 million ounces of gold, 92 million pounds of molybdenum and 37.5 MMBOE (for the period from June 1, 2013 to December 31, 2013), including 1.1 billion pounds of copper, 390 thousand ounces of gold, 21 million pounds of molybdenum and 16 MMBOE for fourth-quarter 2013.

▪
Average realized prices for third-quarter 2013 were $3.28 per pound for copper (compared with $3.64 per pound in third-quarter 2012), $1,329 per ounce for gold (compared with $1,728 per ounce in third-quarter 2012) and $104.33 per barrel for oil (excluding impacts of unrealized losses on derivative contracts).

▪
Operating cash flows totaled $1.9 billion (net of $294 million in working capital uses and changes in other tax payments) for third-quarter 2013 and $3.7 billion (net of $489 million in working capital uses and changes in other tax payments) for the first nine months of 2013. Based on current sales volume and cost estimates and assuming average prices of $3.25 per pound for copper, $1,300 per ounce for gold, $9.50 per pound for molybdenum and $110 per barrel for Brent crude oil in fourth-quarter 2013, operating cash flows for the year 2013 are expected to approximate $6 billion (net of $0.3 billion of net working capital uses and changes in other tax payments).

▪
Capital expenditures totaled $1.6 billion for third-quarter 2013 and $3.6 billion for the first nine months of 2013. Capital expenditures are expected to approximate $5.5 billion for the year 2013, including $2.4 billion for major projects at mining operations and $1.5 billion for oil and gas operations for the period from June 1, 2013 to December 31, 2013.

▪
FCX is taking steps to achieve significant reductions and deferrals of capital expenditures, operating, exploration and other costs following its July 2013 announcement of $1.9 billion in targeted reductions for 2013 and 2014. FCX is reviewing its portfolio of assets for opportunities to accelerate its deleveraging plans through potential asset sales, joint venture transactions or further adjustments to capital spending plans.

▪
At September 30, 2013, consolidated cash totaled $2.2 billion and consolidated debt totaled $21.1 billion. During third-quarter 2013, FCX paid $1.4 billion in common stock dividends, which included $1.0 billion for a supplemental dividend of $1.00 per share paid on July 1, 2013.

Freeport-McMoRan Copper & Gold                             1

PHOENIX, AZ, October 22, 2013 - Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) reported net income attributable to common stock of $821 million, $0.79 per share, for third-quarter 2013 and $2.0 billion, $1.96 per share, for the first nine months of 2013, compared with $824 million, $0.86 per share, for third-quarter 2012 and $2.3 billion, $2.41 per share, for the first nine months of 2012. FCX’s results for the 2013 periods included net charges for unrealized losses on oil and gas derivative contracts totaling $98 million to net income attributable to common stock, $0.09 per share, for third-quarter 2013 and $120 million to net income attributable to common stock, $0.12 per share, for the first nine months of 2013 (reflecting the period from June 1, 2013 to September 30, 2013).

James R. Moffett, Chairman of the Board; Richard C. Adkerson, Vice Chairman, and FCX President and Chief Executive Officer; and James C. Flores, Vice Chairman, and FM O&G President and Chief Executive Officer, said, "Our third quarter results reflect strong operating performance from our global mining business together with an impressive and significant contribution from our recently acquired oil and gas operations. We advanced several important capital projects during the quarter which position us for significant future growth. We remain focused on solid execution of our plans to generate strong margins and cash flows which will enable us to invest prudently in financially attractive growth opportunities, execute on our commitment to achieve previously announced debt reduction targets and provide attractive cash returns to shareholders. Our portfolio of operating assets generates significant current cash flows, and our large resource position provides long-term growth opportunities to build meaningful values for shareholders."

SUMMARY FINANCIAL DATA

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2013		2012		2013	[a]	2012
	(in millions, except per share amounts)
Revenues[b]	$6,165	[c]	$4,417		$15,036	[c]	$13,497
Operating income	$1,707	[d]	$1,411	[d]	$3,701	[d,e]	$4,456	[d]
Net income attributable to common stock[f]	$821	[c,d]	$824	[d,g]	$1,951	[c,d,e,h,i]	$2,298	[d,g,i]
Diluted net income per share of common stock	$0.79	[c,d]	$0.86	[d,g]	$1.96	[c,d,e,h,i]	$2.41	[d,g,i]
Diluted weighted-average common shares outstanding	1,043		953		993		953
Operating cash flows[j]	$1,878		$526		$3,743		$2,509
Capital expenditures	$1,645		$971		$3,623		$2,518
At September 30:
Cash and cash equivalents	$2,219		$3,727		$2,219		$3,727
Total debt, including current portion	$21,123		$3,523		$21,123		$3,523

a.	Includes the results of Freeport-McMoRan Oil & Gas (FM O&G) beginning June 1, 2013.

b.
Includes adjustments to provisionally priced concentrate and cathode copper sales recognized in prior periods. For further discussion, refer to the supplemental schedule "Derivative Instruments" on page IX, which is available on FCX's website, "www.fcx.com."

c.
Includes charges for unrealized losses on oil and gas derivative contracts totaling $158 million ($98 million to net income attributable to common stock or $0.09 per share) in third-quarter 2013 and $194 million ($120 million to net income attributable to common stock or $0.12 per share) for the first nine months of 2013 (reflecting the four-month period from June 1, 2013 to September 30, 2013). For further discussion, refer to the supplemental schedule, "Derivative Instruments" on page IX, which is available on FCX's website, "www.fcx.com."

d.
Includes net credits for adjustments to environmental obligations and related litigation reserves totaling $22 million ($14 million to net income attributable to common stock or $0.01 per share) in third-quarter 2013, $85 million ($68 million to net income attributable to common stock or $0.07 per share) in third-quarter 2012, $14 million ($7 million to net income attributable to common stock or $0.01 per share) for the first nine months of 2013 and $19 million ($16 million to net income attributable to common stock or $0.02 per share) for the first nine months of 2012.

e.
The first nine months of 2013 include transaction and related costs totaling $76 million ($47 million to net income attributable to common stock or $0.05 per share) principally associated with FCX's oil and gas acquisitions.

f.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Refer to the "Consolidated Statements of Income" on page V for a summary of net impacts from changes in these deferrals.

Freeport-McMoRan Copper & Gold                             2

g.
The 2012 periods include a net credit of $100 million, net of noncontrolling interests, ($0.11 per share) associated with adjustments to deferred income taxes. For further discussion, refer to the supplemental schedule, "Provision for Income Taxes," on page VIII, which is available on FCX's website, "www.fcx.com."

h.
The first nine months of 2013 include gains associated with FCX's oil and gas acquisitions, including (i) $128 million to net income attributable to common stock ($0.13 per share) primarily related to FCX's preferred stock investment in and the subsequent acquisition of McMoRan Exploration Co. (MMR), and (ii) $183 million to net income attributable to common stock ($0.18 per share) associated with net reductions in FCX's deferred tax liabilities and deferred tax asset valuation allowances.

i.
Includes losses on early extinguishment of debt totaling $36 million to net income attributable to common stock ($0.04 per share) for the first nine months of 2013 related to the termination of the acquisition bridge loan facilities and $149 million to net income attributable to common stock ($0.16 per share) for the first nine months of 2012 associated with the redemption of FCX's remaining 8.375% senior notes.

j.
Includes net working capital uses and changes in other tax payments of $294 million for third-quarter 2013, $765 million for third-quarter 2012, $489 million for the first nine months of 2013 and $1.5 billion for the first nine months of 2012.

SUMMARY OPERATING DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	[a]	2012
Copper (millions of recoverable pounds)
Production	1,063	938	2,952		2,658
Sales, excluding purchases	1,041	922	2,946		2,676
Average realized price per pound	$3.28	$3.64	$3.31		$3.63
Site production and delivery costs per pound[b]	$1.85	$2.03	$1.96		$2.00
Unit net cash costs per pound[b]	$1.46	$1.62	$1.62		$1.46
Gold (thousands of recoverable ounces)
Production	327	204	713		707
Sales, excluding purchases	305	202	692		756
Average realized price per ounce	$1,329	$1,728	$1,395		$1,666
Molybdenum (millions of recoverable pounds)
Production	25	20	71		61
Sales, excluding purchases	23	21	71		62
Average realized price per pound	$11.21	$13.62	$12.12		$14.79
Oil Equivalents
Sales volumes:
MMBOE	16.5		21.5
MBOE per day	179		176
Cash operating margin per BOE:
Realized revenues[c]	$80.93		$79.40
Less: Cash production costs[c]	16.80		16.76
Cash operating margin[c]	$64.13		$62.64

a.	Reflects the operating results of FM O&G beginning June 1, 2013.

b.
Reflects per pound weighted-average site production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, excluding net noncash and other costs. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIII, which is available on FCX's website, "www.fcx.com."

c.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. Realized revenues exclude unrealized gains (losses) on derivative contracts and cash production costs exclude accretion and other costs. For reconciliations of realized revenues and cash production costs per BOE to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedule “Product Revenues and Production Costs” beginning on page XIII, which is available on FCX's website, “www.fcx.com.”

Freeport-McMoRan Copper & Gold                             3

Consolidated Sales Volumes
Third-quarter 2013 consolidated copper sales of 1.04 billion pounds were higher than third-quarter 2012 sales of 922 million pounds reflecting improved volumes throughout FCX's global mining operations, but were lower than the July 2013 estimate of 1.06 billion pounds because of lower than expected volumes in South America. Third-quarter 2013 consolidated gold sales of 305 thousand ounces were significantly higher than third-quarter 2012 sales of 202 thousand ounces reflecting anticipated higher ore grades in Indonesia, but were lower than the July 2013 estimate of 330 thousand ounces reflecting timing of shipments in Indonesia and lower South America production. Third-quarter 2013 consolidated molybdenum sales of 23 million pounds were higher than third-quarter 2012 sales of 21 million pounds and the July 2013 estimate of 22 million pounds.
Third-quarter 2013 copper and gold sales volumes also benefited from improved operational performance with the resumption of mining operations at PT Freeport Indonesia following the 38-day temporary suspension in second-quarter 2013.
Third-quarter 2013 sales from oil and gas operations of 16.5 MMBOE, including 11.5 million barrels of (MMBbls) of crude oil, 23.6 billion cubic feet (Bcf) of natural gas and 1.0 MMBbls of natural gas liquids (NGLs), were approximately 10 percent higher than the July 2013 estimate of 15 MMBOE, primarily reflecting strong performance in the Eagle Ford and Deepwater Gulf of Mexico (GOM) fields.
Consolidated sales for the year 2013 are expected to approximate 4.1 billion pounds of copper, 1.1 million ounces of gold, 92 million pounds of molybdenum and 37.5 MMBOE (for the period from June 1, 2013 to December 31, 2013), including 1.1 billion pounds of copper, 390 thousand ounces of gold, 21 million pounds of molybdenum and 16 MMBOE for fourth-quarter 2013.
Consolidated Unit Costs
Mining Unit Net Cash Costs. Consolidated average unit net cash costs (net of by-product credits) for FCX's copper mines of $1.46 per pound of copper in third-quarter 2013 were lower than unit net cash costs of $1.62 per pound in third-quarter 2012 primarily reflecting higher copper and gold volumes in Indonesia and ongoing cost control efforts.
Assuming average prices of $1,300 per ounce of gold and $9.50 per pound of molybdenum for fourth-quarter 2013 and achievement of current sales volume and cost estimates, consolidated unit net cash costs (net of by-product credits) for FCX's copper mines are expected to average approximately $1.58 per pound of copper for the year 2013. Quarterly unit net cash costs vary with fluctuations in sales volumes and average realized prices (primarily gold and molybdenum prices). Unit net cash costs are expected to decline in 2014, compared to the 2013 average, as FCX gains access to higher grade ore in Indonesia.
Oil and Gas Cash Production Costs per BOE. Cash production costs for oil and gas operations were $16.80 per BOE in third-quarter 2013 benefiting from strong production volumes and operational efficiencies. Based on current sales volume and cost estimates for fourth-quarter 2013, cash production costs per BOE are expected to approximate $17 per BOE for the period from June 1, 2013 to December 31, 2013.

Freeport-McMoRan Copper & Gold                             4

MINING OPERATIONS
North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. All of the North America mining operations are wholly owned, except for Morenci. FCX records its 85 percent joint venture interest in Morenci using the proportionate consolidation method. In addition to copper, the Sierrita, Bagdad, Morenci and Chino mines also produce molybdenum concentrates.
Operating and Development Activities. FCX has increased production from its North America copper mines in recent years and continues to evaluate a number of opportunities to invest in additional production capacity following positive exploration results. Future investments will be undertaken based on the results of economic and technical feasibility studies and taking into consideration market conditions.
At Morenci, FCX is expanding mining and milling capacity to process additional sulfide ores identified through exploratory drilling. The project is targeting incremental annual production of approximately 225 million pounds of copper in 2014 (an approximate 40 percent increase from 2012) through an increase in milling rates from 50,000 metric tons of ore per day to approximately 115,000 metric tons of ore per day and mining rates from 700,000 short tons per day to 900,000 short tons per day. The targeted increase in mining rates has been achieved and construction activities for the new mill and related facilities are being advanced. Construction is over 40 percent complete and the project is on track for completion in the first half of 2014. At September 30, 2013, approximately $0.8 billion had been incurred for this project, with approximately $0.8 billion remaining to be incurred.
Operating Data. Following is summary consolidated operating data for the North America copper mines for the third quarters and first nine months of 2013 and 2012:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Copper (millions of recoverable pounds)
Production	354	337	1,046	1,005
Sales	363	331	1,088	1,030
Average realized price per pound	$3.27	$3.58	$3.37	$3.66

Molybdenum (millions of recoverable pounds)
Production[a]	9	8	26	27

Unit net cash costs per pound of copper[b]:
Site production and delivery, excluding adjustments	$2.00	$1.97	$2.03	$1.88
By-product credits	(0.24)	(0.32)	(0.25)	(0.37)
Treatment charges	0.10	0.12	0.10	0.12
Unit net cash costs	$1.86	$1.77	$1.88	$1.63

a.	Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the North America copper mines.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIII, which is available on FCX's website, "www.fcx.com."

North America's consolidated copper sales volumes of 363 million pounds in third-quarter 2013 were higher than third-quarter 2012 sales of 331 million pounds. Sales from the North America copper mines are expected to approximate 1.44 billion pounds of copper for the year 2013, compared with 1.35 billion pounds in 2012. North America copper production is expected to continue to improve in 2014 following the completion of the Morenci mill expansion project.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $1.86 per pound of copper in third-quarter 2013 were higher than unit net cash costs of $1.77 per pound in third-quarter 2012, primarily reflecting lower molybdenum credits. Average unit net cash costs (net of by-product credits) for the North America copper mines are expected to approximate $1.86 per pound of copper for the year 2013, based on current

Freeport-McMoRan Copper & Gold                             5

sales volume and cost estimates and assuming an average molybdenum price of $9.50 per pound for fourth-quarter 2013.

South America Mining. FCX operates four copper mines in South America - Cerro Verde in Peru and El Abra, Candelaria and Ojos del Salado in Chile. FCX owns a 53.56 percent interest in Cerro Verde, a 51 percent interest in El Abra, and an 80 percent interest in the Candelaria and Ojos del Salado mining complex. All operations in South America are consolidated in FCX's financial statements. In addition to copper, the Candelaria and Ojos del Salado mines produce gold and silver, and the Cerro Verde mine produces molybdenum concentrates.
Development Activities. Construction activities associated with a large-scale expansion at Cerro Verde are in progress. Engineering is approximately 80 percent complete and earthworks have commenced. The project will expand the concentrator facilities from 120,000 metric tons of ore per day to 360,000 metric tons of ore per day and provide incremental annual production of approximately 600 million pounds of copper and 15 million pounds of molybdenum beginning in 2016. At September 30, 2013, approximately $1.1 billion had been incurred for this project, with approximately $3.5 billion remaining to be incurred. Project cost estimates, based on current labor contract rates, have been revised from $4.4 billion to $4.6 billion following advanced engineering and an updated cost review. Efforts are underway to mitigate cost escalation associated with the project.
FCX continues to evaluate a potential large-scale milling operation at El Abra to process additional sulfide material and to achieve higher recoveries. Exploration results in recent years at El Abra indicate a significant sulfide resource, which could potentially support a major mill project. Future investments will be dependent on technical studies, economic factors and global copper market conditions.
Operating Data. Following is summary consolidated operating data for the South America mining operations for the third quarters and first nine months of 2013 and 2012:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Copper (millions of recoverable pounds)
Production	347	311	944	908
Sales	323	308	923	895
Average realized price per pound	$3.30	$3.68	$3.30	$3.63

Gold (thousands of recoverable ounces)
Production	30	20	70	57
Sales	26	21	68	56
Average realized price per ounce	$1,335	$1,736	$1,415	$1,678

Molybdenum (millions of recoverable pounds)
Production[a]	4	2	8	6

Unit net cash costs per pound of copper[b]:
Site production and delivery, excluding adjustments	$1.49	$1.63	$1.57	$1.58
By-product credits	(0.22)	(0.25)	(0.25)	(0.26)
Treatment charges	0.16	0.17	0.17	0.16
Unit net cash costs	$1.43	$1.55	$1.49	$1.48

a.	Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at Cerro Verde.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIII, which is available on FCX's website, "www.fcx.com."

South America's consolidated copper sales volumes of 323 million pounds in third-quarter 2013 were higher than third-quarter 2012 sales of 308 million pounds primarily reflecting increased production at Candelaria. While third-quarter 2013 sales exceeded the prior year quarter, sales were below the July 2013 estimates primarily

Freeport-McMoRan Copper & Gold                             6

because of lower production at Candelaria and El Abra and the timing of shipments from Cerro Verde. Sales from South America mining are expected to approximate 1.3 billion pounds of copper for the year 2013, compared with sales of 1.25 billion pounds of copper in 2012, primarily reflecting higher grade ore at Candelaria.
Average unit net cash costs (net of by-product credits) for South America mining of $1.43 per pound of copper in third-quarter 2013 were lower than unit net cash costs of $1.55 per pound in third-quarter 2012 primarily reflecting higher volumes and lower energy costs. Average unit net cash costs (net of by-product credits) for South America mining are expected to approximate $1.46 per pound of copper for the year 2013, based on current sales volume and cost estimates and assuming average prices of $1,300 per ounce of gold and $9.50 per pound of molybdenum for fourth-quarter 2013.

Indonesia Mining. Through its 90.64 percent owned and consolidated subsidiary PT Freeport Indonesia, FCX's assets include one of the world's largest copper and gold deposits at the Grasberg minerals district in Papua, Indonesia. PT Freeport Indonesia operates a proportionately consolidated joint venture, which produces copper concentrates that contain significant quantities of gold and silver.
Development Activities. FCX has several projects in progress in the Grasberg minerals district related to the development of large-scale, long-lived, high-grade underground ore bodies. In aggregate, these underground ore bodies are expected to ramp up over several years to produce approximately 240,000 metric tons of ore per day following the transition from the Grasberg open pit, currently anticipated to occur in 2017. Development of the Grasberg Block Cave and Deep Mill Level Zone (DMLZ) mines is advancing to enable DMLZ to commence production in 2015 and the Grasberg Block Cave mine to commence production in 2017. Over the next five years, estimated aggregate capital spending on these projects is currently expected to average $800 million per year ($630 million per year net to PT Freeport Indonesia).
Operating Data. Following is summary consolidated operating data for the Indonesia mining operations for the third quarters and first nine months of 2013 and 2012:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Copper (millions of recoverable pounds)
Production	253	199	611	495
Sales	237	195	593	512
Average realized price per pound	$3.30	$3.72	$3.27	$3.64

Gold (thousands of recoverable ounces)
Production	297	182	640	641
Sales	278	178	620	691
Average realized price per ounce	$1,330	$1,728	$1,393	$1,665

Unit net cash costs per pound of copper[a]:
Site production and delivery, excluding adjustments	$2.30	$2.96	$2.74	$3.20
Gold and silver credits	(1.65)	(1.66)	(1.52)	(2.34)
Treatment charges	0.23	0.22	0.23	0.21
Royalty on metals	0.11	0.13	0.12	0.13
Unit net cash costs	$0.99	$1.65	$1.57	$1.20

a.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIII, which is available on FCX's website, "www.fcx.com."

Indonesia's third-quarter 2013 copper sales of 237 million pounds and gold sales of 278 thousand ounces were higher than third-quarter 2012 copper sales of 195 million pounds and gold sales of 178 thousand ounces resulting primarily from higher ore grades and increased mill rates. The ramp-up in production during third-quarter 2013 was in line with July 2013 estimates, with mill rates averaging 198,200 metric tons of ore per day. During third-

Freeport-McMoRan Copper & Gold                             7

quarter 2013, the Deep Ore Zone underground mine's rates averaged 47,600 metric tons of ore per day and are expected to reach 80,000 metric tons of ore per day by mid-2014.
As anticipated, ore grades improved from levels experienced in recent quarters and PT Freeport Indonesia expects to mine higher grade ores in 2014 through 2016 compared with average ore grades in 2012 and 2013.
At the Grasberg mine, the sequencing of mining areas with varying ore grades causes fluctuations in quarterly and annual production of copper and gold. Sales from Indonesia mining are expected to approximate 0.9 billion pounds of copper and 1.0 million ounces of gold for the year 2013, compared with 0.7 billion pounds of copper and 0.9 million ounces of gold for the year 2012. Sales from Indonesia mining are expected to increase in 2014 through 2016 as PT Freeport Indonesia gains access to higher grade ore.
A significant portion of PT Freeport Indonesia's costs are fixed and unit costs vary depending on production volumes. Indonesia's unit net cash costs (including gold and silver credits) of $0.99 per pound of copper in third-quarter 2013 were lower than unit net cash costs of $1.65 per pound in third-quarter 2012 reflecting higher volumes and lower operating costs.
Unit net cash costs (net of gold and silver credits) for Indonesia mining are expected to approximate $1.46 per pound of copper for the year 2013, based on current sales volume and cost estimates and assuming an average gold price of $1,300 per ounce for fourth-quarter 2013. Indonesia mining's projected unit net cash costs would change by approximately $0.03 per pound for each $50 per ounce change in the average price of gold for fourth-quarter 2013. Because of the fixed nature of a large portion of Indonesia's costs, unit costs vary from quarter to quarter depending on copper and gold volumes. Indonesia mining's unit net cash costs are expected to decline in future periods as it continues to gain access to higher grade ore.
During October 2013, PT Freeport Indonesia reached agreement with union officials on terms to be incorporated into its bi-annual Collective Labor Agreement. The terms provide for increased wages over the two-year period and enhanced pension and other benefits.

Africa Mining. Through its 56 percent owned and consolidated subsidiary Tenke Fungurume Mining S.A.R.L. (TFM), FCX operates the Tenke Fungurume (Tenke) minerals district in the Katanga province of the Democratic Republic of Congo (DRC). In addition to copper, the Tenke mine produces cobalt hydroxide.
Operating and Development Activities. TFM completed its second phase expansion project in early 2013, which included optimizing the current plant and increasing mine, mill and processing capacity. The expanded mill has a design capacity of 14,000 metric tons of ore per day, enabling an increase in Tenke's copper production by an estimated 150 million pounds to over 430 million pounds per year. The expanded mill facility is performing well, with third-quarter 2013 average throughput rates of 14,500 metric tons per day. The addition of a second sulphuric acid plant is expected to be completed in 2016.
FCX continues to engage in exploration activities and metallurgical testing to evaluate the potential of the highly prospective minerals district at Tenke. These analyses are being incorporated in future plans for potential expansions of production capacity. Future expansions are subject to a number of factors, including economic and market conditions, and the business and investment climate in the DRC.

Freeport-McMoRan Copper & Gold                             8

Operating Data. Following is summary consolidated operating data for the Africa mining operations for the third quarters and first nine months of 2013 and 2012:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Copper (millions of recoverable pounds)
Production	109	91	351	250
Sales	118	88	342	239
Average realized price per pound[a]	$3.19	$3.55	$3.22	$3.54

Cobalt (millions of contained pounds)
Production	8	8	19	20
Sales	6	8	17	19
Average realized price per pound	$8.57	$8.24	$8.10	$8.36

Unit net cash costs per pound of copper[b]:
Site production and delivery, excluding adjustments	$1.43	$1.63	$1.43	$1.54
Cobalt credits[c]	(0.27)	(0.48)	(0.26)	(0.39)
Royalty on metals	0.07	0.08	0.06	0.08
Unit net cash costs	$1.23	$1.23	$1.23	$1.23

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIII, which is available on FCX's website, "www.fcx.com."

c.	Net of cobalt downstream processing and freight costs.

TFM's copper sales of 118 million pounds in third-quarter 2013 were higher than third-quarter 2012 copper sales of 88 million pounds, primarily reflecting increased mining and milling rates and higher ore grades. TFM's sales are expected to approximate 460 million pounds of copper and 24 million pounds of cobalt for the year 2013, compared with 336 million pounds of copper and 25 million pounds of cobalt for the year 2012.
During third-quarter 2013, TFM experienced several power interruptions, which impacted operating rates. While the situation has improved, TFM is working closely with its power provider and DRC authorities to address the situation.
Africa mining's unit net cash costs (net of cobalt credits) of $1.23 per pound of copper in third-quarter 2013 were consistent with third-quarter 2012 as lower cobalt credits were offset by higher volumes. Unit net cash costs (net of cobalt credits) for Africa mining are expected to approximate $1.24 per pound of copper for the year 2013, based on current sales volume and cost estimates and assuming an average cobalt price of $12 per pound for fourth-quarter 2013. Africa mining's projected unit net cash costs would change by approximately $0.02 per pound for each $2 per pound change in the average price of cobalt for fourth-quarter 2013.

Freeport-McMoRan Copper & Gold                             9

Molybdenum Mines. FCX has two wholly owned molybdenum mines in North America - the Henderson underground mine and the Climax open-pit mine, both in Colorado. The Henderson and Climax mines produce high-purity, chemical-grade molybdenum concentrates, which are typically further processed into value-added molybdenum chemical products.
Operating Data. Following is summary consolidated operating data for the molybdenum mines for the third quarters and first nine months of 2013 and 2012:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Molybdenum production (millions of recoverable pounds)[a]	12	10	37	28

Unit net cash cost per pound of molybdenum[b]	$7.15	$7.11	$7.08	$6.94

a.
Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the molybdenum mines, and from the North and South America copper mines.

b.
Unit net cash costs per pound of molybdenum for the 2013 periods reflect the results of the Henderson and Climax mines, and the 2012 periods reflect the results of only the Henderson mine as startup activities were still underway for the Climax mine. For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIII, which is available on FCX's website, "www.fcx.com."

Average unit net cash costs for the molybdenum mines of $7.15 per pound of molybdenum in third-quarter 2013 were similar to Henderson's unit net cash costs of $7.11 per pound in third-quarter 2012. Based on current sales volume and cost estimates, unit net cash costs for the molybdenum mines are expected to average approximately $7.15 per pound of molybdenum for the year 2013.
Market conditions for molybdenum have declined in 2013 resulting from weak demand in the metallurgical sector and increased supply. FCX will review market conditions and may make adjustments to its primary molybdenum production as market conditions warrant.

Mining Exploration Activities.    FCX is actively conducting exploration activities near its existing mines with a focus on opportunities to expand reserves that will support the development of additional future production capacity in the large minerals districts where it currently operates. Exploration results indicate opportunities for significant future potential reserve additions in North and South America and in the Tenke Fungurume minerals district. The drilling data in North America continue to indicate the potential for expanded sulfide production.
Exploration spending associated with mining operations is expected to approximate $185 million for the year 2013, compared to $251 million in 2012. Exploration activities will continue to focus primarily on the potential for future reserve additions in FCX's existing minerals districts.

OIL & GAS OPERATIONS
In late May and early June 2013, FCX completed acquisitions of Plains Exploration & Production Company (PXP) and MMR (collectively FM O&G), adding an attractive oil and gas portfolio to its global mining business. FCX's oil and gas operations provide exposure to energy markets with positive fundamentals, strong margins and cash flows and a large resource base with financially attractive exploration and development investment opportunities. The portfolio of assets includes significant oil production facilities and growth potential in the Deepwater GOM, strong oil production from the onshore Eagle Ford trend in Texas, established oil production facilities onshore and offshore California, large onshore resources in the Haynesville natural gas trend in Louisiana, and an industry leading position in the emerging shallow water, ultra-deep gas trend on the Shelf of the GOM and onshore in South Louisiana. More than 90 percent of FCX's oil and gas revenues are from oil and NGLs.
FM O&G follows the full cost method of accounting whereby all costs associated with oil and gas acquisition, exploration and development activities are capitalized. Capitalized costs, along with estimated future costs to develop proved reserves, are amortized to expense under the unit-of-production method using estimates of proved oil and natural gas reserves. The costs of unproved oil and gas properties are excluded from amortization until the properties are evaluated, at which time the related costs are subject to amortization. Under the full cost

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accounting rules, a "ceiling test" is conducted each quarter to review the carrying value of the oil and gas properties for impairment.
Financial and Operating Data. Following is summary financial and operating data for the oil and gas operations for third-quarter 2013 and the four-month period from June 1, 2013 to September 30, 2013:

		Four Months From
	Three Months Ended	June 1, 2013 to
	September 30, 2013	September 30, 2013
Financial Summary (in millions):
Realized revenues[a]	$1,333	$1,705
Less: Cash production costs[a]	277	360
Cash operating margin	$1,056	$1,345
Capital expenditures	$738	$928
Sales Volumes:
Oil (MMBbls)	11.5	14.9
Natural gas (Bcf)	23.6	31.3
NGLs (MMBbls)	1.0	1.3
MMBOE	16.5	21.5
Average Realizations[a]:
Oil (per barrel)	$104.33	$102.76
Natural gas (per MMbtu)	$3.97	$3.94
NGLs (per barrel)	$37.16	$36.70
Cash Operating Margin per BOE[a]:
Realized revenues	$80.93	$79.40
Less: Cash production costs	16.80	16.76
Cash operating margin	$64.13	$62.64

a.
Cash operating margin for FCX's oil and gas operations reflects realized revenues less cash production costs. Realized revenues exclude unrealized gains (losses) on derivative contracts and cash production costs exclude accretion and other costs. For reconciliations of realized revenues and cash production costs to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedule “Product Revenues and Production Costs” beginning on page XIII, which is available on FCX's website, “www.fcx.com.”

Third-quarter 2013 realized revenues for oil and gas operations totaled $1.3 billion ($80.93 per BOE) and cash production costs totaled $277 million ($16.80 per BOE).
Third-quarter 2013 average realized price for oil was $104.33 per barrel. Excluding the impact of derivative contracts, the third-quarter 2013 average realized price for crude oil was $106.00 per barrel, or 97 percent of the average Brent crude oil price of $109.59 per barrel.
Third-quarter 2013 average realized price for natural gas was $3.97 per million British thermal units (MMBtu), compared to the New York Mercantile Exchange (NYMEX) gas price for the September 2013 contract of $3.58 per MMBtu. Excluding the impact of derivative contracts, the third-quarter 2013 average realized price for natural gas was $3.67 per MMBtu.

Freeport-McMoRan Copper & Gold                             11

Following is a summary of sales volumes per day by region for oil and gas operations for third-quarter 2013 and the four-month period from June 1, 2013 to September 30, 2013:

		Four Months From
	Three Months Ended	June 1, 2013 to
	September 30, 2013	September 30, 2013
Sales Volumes (MBOE per day):
GOM[a]	73	71
Eagle Ford	46	45
California	39	38
Haynesville/Madden/Other	21	22
Total oil and gas operations	179	176

a.
Includes sales from properties on the GOM Shelf and in the Deepwater GOM. Production from the GOM Shelf totaled 13 MBOE per day (18 percent of the GOM total) for both third-quarter 2013 and the four-month period from June 1, 2013 to September 30, 2013.

Third-quarter 2013 daily sales volumes averaged 179 MBOE, including 125 MBbls of crude oil per day, 256 MMcf of natural gas per day and 11 MBbls of NGLs per day. Production volumes were approximately 10 percent above the July 2013 estimate, reflecting strong performance from the Eagle Ford and Deepwater GOM and continued stable production from California. For fourth-quarter 2013, sales volumes from oil and gas operations are expected to average 175 MBOE per day, comprised of 70 percent oil, 24 percent natural gas and 6 percent NGLs.
Cash production costs averaged $16.80 per BOE in third-quarter 2013 and benefited from improved production performance and operational efficiency. Based on current sales volume and cost estimates for fourth-quarter 2013, cash production costs are expected to approximate $17 per BOE for the year 2013 (reflecting results beginning June 1, 2013).

Exploration, Operating and Development Activities. FCX's oil and gas business has significant proved, probable and possible reserves, and a large resource position with financially attractive organic growth opportunities. The portfolio includes a broad range of relatively low-risk development opportunities and high-potential exploration prospects. The business will be managed to reinvest its cash flows in projects with attractive rates of returns and risk profiles.
Capital expenditures for oil and gas operations approximated $0.7 billion for third-quarter 2013, including $221 million in Eagle Ford, $180 million in GOM (including GOM Shelf), $81 million in California and $86 million in the Ultra-deep Trend. Capital expenditures for oil and gas operations, which are expected to be funded by FM O&G's operating cash flows, are projected to approximate $1.5 billion for the period from June 1, 2013 to December 31, 2013, including $0.4 billion in the Deepwater GOM, $0.5 billion in Eagle Ford and $0.2 billion in the Ultra-deep Trend.
Gulf of Mexico. Multiple development and exploration opportunities have been identified in the Deepwater GOM that are expected to benefit from tieback opportunities to available production capacity at the FM O&G operated large-scale Holstein, Marlin and Horn Mountain deepwater production platforms. Third-quarter 2013 production performance benefited from successful well stimulation activities and lower than expected downtime. In third-quarter 2013, FM O&G conducted activities to prepare the platform rig at Holstein for drilling in 2014.
At the Lucius development in Keathley Canyon (in which FM O&G has a 23.33 percent working interest) the sixth planned well, which encountered approximately 600 net feet of oil pay in the Pliocene with all sands full to base, has been drilled and is currently being completed. The geologic results from the six wells drilled confirm a significant oil resource. During third-quarter 2013 the truss spar hull was anchored in place. The sanctioned development of Lucius is a subsea development consisting of a truss spar hull located in 7,200 feet of water with a topside capacity of 80 MBbls of oil per day and 450 MMcf of gas per day. First production is anticipated in the second half of 2014.
Eagle Ford. FM O&G has an attractive position in an oil and NGLs rich section of the Eagle Ford shale play, located in South Texas. Production from the field has grown significantly in recent years and averaged 46 MBOE per day in third-quarter 2013. At the end of third-quarter 2013, there were seven drilling rigs operating (of which

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four were operated by FM O&G) and 35 wells were drilled but waiting on completion or connection to pipelines. The current drilling program decreases the number of drilling rigs which FM O&G operates to three in fourth-quarter 2013.
California. Development plans are principally focused on maintaining stable production levels in the long established producing fields principally onshore California. Production averaged 39 MBOE per day in third-quarter 2013, with 95 percent from oil.
Haynesville. FM O&G has rights to a substantial natural gas resource, estimated to exceed five trillion cubic feet (Tcf), located in the Haynesville shale play in north Louisiana. Drilling activities in recent years have been significantly reduced as a result of low natural gas prices. The field is currently being operated to maximize cash flows in a low natural gas price environment. FM O&G has flexibility to manage its drilling program and large resource to benefit from potentially higher future natural gas prices.
Ultra-deep Trend. FM O&G has a industry leading position in the emerging ultra-deep trend with a significant onshore and offshore lease acreage position with high quality prospects and the potential to develop a significant long-term, low-cost source of natural gas. Data from seven wells drilled to date indicate the presence of geologic formations that are analogous to productive formations in the Deepwater GOM and onshore in the Gulf Coast region. The near-term focus is on further defining the trend onshore. FM O&G currently has one onshore ultra-deep exploration prospect in-progress, and plans to complete and perform production tests on three wells in 2014, including one onshore well.
The Lomond North exploratory well in the Highlander area (in which FM O&G has a 72 percent working interest) is currently drilling below 26,800 feet towards a proposed total depth of 30,000 feet to evaluate Lower Wilcox and Cretaceous objectives below the salt weld. The Lineham Creek exploration well (in which FM O&G has a 36 percent working interest) located in Cameron Parish was sidetracked and drilled to 24,600 feet. The results of the Lineham Creek well are under review, and FM O&G plans to propose a completion operation in the sands above 24,000 feet under the Operating Agreement. During 2014, FCX also plans to complete the Davy Jones No. 2 well (in which FM O&G has a 75 percent working interest) located on South Marsh Island Block 234, and the Blackbeard West No.2 well (in which FM O&G has a 69 percent working interest) located on Ship Shoal Block 188.
Gulf of Mexico Shelf. During third-quarter 2013, FCX initiated a process to evaluate alternatives for its shelf oil and gas properties, including a possible divestment. Evaluation of these alternatives is ongoing.

CASH FLOWS, CASH and DEBT
Operating Cash Flows. FCX generated operating cash flows of $1.9 billion (net of $294 million in working capital uses and changes in other tax payments) for third-quarter 2013 and $3.7 billion (net of $489 million in working capital uses and changes in other tax payments) for the first nine months of 2013.
Based on current sales volume and cost estimates and assuming average prices of $3.25 per pound of copper, $1,300 per ounce of gold, $9.50 per pound of molybdenum, and $110 per barrel of Brent crude oil for fourth-quarter 2013, FCX's consolidated operating cash flows are estimated to approximate $6 billion (net of $0.3 billion in net working capital uses and changes in other tax payments) for the year 2013. The impact of price changes during fourth-quarter 2013 on operating cash flows would approximate $90 million for each $0.10 per pound change in the average price of copper, $15 million for each $50 per ounce change in the average price of gold, $15 million for each $2 per pound change in the average price of molybdenum and $30 million for each $5 per barrel increase in the price of Brent crude oil.
Capital Expenditures. Capital expenditures totaled $1.6 billion for third-quarter 2013 and $3.6 billion for the first nine months of of 2013, including capital expenditures for oil and gas operations totaling $0.7 billion for the third-quarter and $0.9 billion for the four-month period from June 1, 2013 to September 30, 2013.
Capital expenditures are currently expected to approximate $5.5 billion for the year 2013, including $2.4 billion for major projects at mining operations and $1.5 billion for oil and gas operations (for the period from June 1, 2013 to December 31, 2013). Major projects at mining operations for the year 2013 primarily include the expansions at Cerro Verde and Morenci and underground development activities at Grasberg. Capital expenditures for FCX's oil and gas operations are expected to be funded by its operating cash flows.
FCX has taken steps during 2013 to reduce or defer capital expenditures in response to market conditions.  Capital spending plans remain under review and will be revised as market conditions warrant.

Freeport-McMoRan Copper & Gold                             13

Cash. Following is a summary of cash available to the parent company, net of noncontrolling interests' share, taxes and other costs at September 30, 2013 (in billions):

Cash at domestic companies	$0.1
Cash at international operations	2.1
Total consolidated cash and cash equivalents	2.2
Less: Noncontrolling interests' share	(0.8)
Cash, net of noncontrolling interests' share	1.4
Less: Withholding taxes and other	(0.1)
Net cash available	$1.3

Debt. Following is a summary of total debt and related weighted-average interest rates at September 30, 2013:

			Weighted-
	September 30, 2013		Average
	(in billions)		Interest Rate
Acquisition-related debt	$10.5	[a]	3.1%
Assumed debt of PXP and MMR	7.1		7.0%
FCX's previously existing debt	3.5		3.5%
	$21.1		4.4%

a. FCX used the proceeds from the issuance of $6.5 billion of senior notes and a $4.0 billion bank term loan to finance the acquisitions of PXP and MMR and repay certain PXP debt.
FCX is targeting reductions in total debt to $12 billion over the next three years. FCX will continue to review its portfolio of assets and will consider opportunities to accelerate its deleveraging plans through potential asset sales, joint venture transactions or further adjustments to capital spending plans.
Upon closing of the PXP acquisition, FCX replaced its revolving credit facility that was scheduled to expire in March 2016 with a new $3.0 billion senior unsecured revolving credit facility, which is available through May 2018. At September 30, 2013, FCX had no borrowings outstanding and $46 million of letters of credit issued under its revolving credit facility, resulting in availability of approximately $3.0 billion.
On October 15, 2013, FCX announced its intent to redeem the $0.3 billion of MMR's outstanding 11.875% Senior Notes due 2014 on November 15, 2013. Holders will receive the principal amount together with accrued and unpaid interest to the redemption date.

FINANCIAL POLICY
FCX has a long-standing tradition of seeking to build shareholder value through investing in projects with attractive rates of return and returning cash to shareholders through common stock dividends and share purchases. FCX paid common stock dividends of $2.0 billion in the first nine months of 2013, which included $1.0 billion for a supplemental dividend of $1.00 per share paid on July 1, 2013.
FCX's current annual dividend rate for its common stock is $1.25 per share. On September 25, 2013, FCX's Board of Directors (the Board) declared a regular quarterly dividend of $0.3125 per share, which will be paid on November 1, 2013. The declaration of dividends is at the discretion of the Board and will depend upon FCX's financial results, cash requirements, future prospects and other factors deemed relevant by the Board.
FCX intends to continue to maintain a strong financial position, with a focus on reducing debt while continuing to invest in attractive growth projects and providing cash returns to shareholders. The Board will continue to review FCX's financial policy on an ongoing basis.

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WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX's third-quarter 2013 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing "www.fcx.com." A replay of the webcast will be available through Friday, November 22, 2013.
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FCX is a premier U.S.-based natural resource company with an industry leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. FCX is the world's largest publicly traded copper producer.
FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde and El Abra operations in South America; the Tenke Fungurume minerals district in the DRC; and significant oil and natural gas assets in North America, including reserves in the Deepwater GOM, onshore and offshore California and in the Eagle Ford and Haynesville shale plays, and an industry leading position in the emerging shallow water, ultra-deep gas trend on the Shelf of the GOM and onshore in South Louisiana. Additional information about FCX is available on FCX's website at "www.fcx.com."
Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as projections or expectations relating to ore grades and milling rates, production and sales volumes, unit net cash costs, operating cash flows, capital expenditures, exploration efforts and results, development and production activities and costs, liquidity, tax rates, the impact of copper, gold, molybdenum, cobalt, oil and gas price changes, the impact of derivative positions, the impact of deferred intercompany profits on earnings, reserve estimates, future dividend payments and potential share purchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be," ”potential" and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration of dividends is at the discretion of FCX's Board and will depend on FCX's financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.
FCX cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include demand for, and prices of, copper, gold, molybdenum, cobalt, oil and gas, mine sequencing, production rates, drilling results, the outcome of ongoing discussions with the Indonesian government, the potential effects of violence in Indonesia, the resolution of administrative disputes in the Democratic Republic of Congo, labor relations, the ability to retain current or future lease acreage rights, unanticipated hazards for which we have limited or no insurance coverage, failure of third party partners to fulfill their capital and other commitments, adverse conditions that could lead to structural or mechanical failures or increased costs, changes in reserve estimates, currency translation risks, risks associated with the integration of recently acquired oil and gas operations, industry risks, regulatory changes, political risks, weather- and climate-related risks, environmental risks, litigation results, and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX's subsequent filings with the SEC.
Investors are cautioned that many of the assumptions on which FCX's forward-looking statements are based are likely to change after its forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may or may not be able to control. Further, FCX may make changes to its business plans that could or will affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in FCX's assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
This press release also contains certain financial measures such as unit net cash costs per pound of copper and per pound of molybdenum, oil and gas realized revenues, cash production costs and cash operating margin, which are not recognized under generally accepted accounting principles in the U.S. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedules of this press release, which are also available on FCX's website, "www.fcx.com."

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FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED MINING OPERATING DATA

	Three Months Ended September 30,
	Production		Sales
COPPER (millions of recoverable pounds)	2013	2012	2013	2012
(FCX's net interest in %)
North America
Morenci (85%)[a]	137	136	141	132
Bagdad (100%)	56	51	56	49
Safford (100%)	38	37	39	40
Sierrita (100%)	47	38	47	38
Miami (100%)	15	14	16	15
Chino (100%)	36	39	39	35
Tyrone (100%)	24	21	24	21
Other (100%)	1	1	1	1
Total North America	354	337	363	331

South America
Cerro Verde (53.56%)	147	153	133	155
El Abra (51%)	81	85	84	74
Candelaria/Ojos del Salado (80%)	119	73	106	79
Total South America	347	311	323	308

Indonesia
Grasberg (90.64%)[b]	253	199	237	195

Africa
Tenke Fungurume (56%)	109	91	118	88

Consolidated	1,063	938	1,041	922
Less noncontrolling interests	203	186	198	181
Net	860	752	843	741

Consolidated sales from mines			1,041	922
Purchased copper			79	45
Total copper sales, including purchases			1,120	967

Average realized price per pound			$3.28	$3.64

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	—	2	1	3
South America (80%)	30	20	26	21
Indonesia (90.64%)[b]	297	182	278	178
Consolidated	327	204	305	202
Less noncontrolling interests	34	21	31	21
Net	293	183	274	181

Average realized price per ounce			$1,329	$1,728

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	7	9	N/A	N/A
Climax (100%)	5	1	N/A	N/A
North America copper mines (100%)[a]	9	8	N/A	N/A
Cerro Verde (53.56%)	4	2	N/A	N/A
Consolidated	25	20	23	21
Less noncontrolling interests	2	1	1	1
Net	23	19	22	20

Average realized price per pound			$11.21	$13.62

COBALT (millions of contained pounds)
(FCX's net interest in %)
Consolidated - Tenke Fungurume (56%)	8	8	6	8
Less noncontrolling interests	3	4	3	3
Net	5	4	3	5

Average realized price per pound			$8.57	$8.24

a. Amounts are net of Morenci's 15 percent joint venture partner's interest.
b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

I

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED MINING OPERATING DATA (continued)

	Nine Months Ended September 30,
	Production			Sales
COPPER (millions of recoverable pounds)	2013	2012		2013	2012
(FCX's net interest in %)
North America
Morenci (85%)[a]	411	395		429	405
Bagdad (100%)	157	147		161	150
Safford (100%)	111	129		119	135
Sierrita (100%)	130	120		132	127
Miami (100%)	43	51		45	54
Chino (100%)	119	99		126	94
Tyrone (100%)	71	61		72	62
Other (100%)	4	3		4	3
Total North America	1,046	1,005		1,088	1,030

South America
Cerro Verde (53.56%)	405	443		391	440
El Abra (51%)	255	249		256	240
Candelaria/Ojos del Salado (80%)	284	216		276	215
Total South America	944	908		923	895

Indonesia
Grasberg (90.64%)[b]	611	495		593	512

Africa
Tenke Fungurume (56%)	351	250		342	239

Consolidated	2,952	2,658		2,946	2,676
Less noncontrolling interests	581	526		568	517
Net	2,371	2,132		2,378	2,159

Consolidated sales from mines				2,946	2,676
Purchased copper				182	97
Total copper sales, including purchases				3,128	2,773

Average realized price per pound				$3.31	$3.63

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	3	9		4	9
South America (80%)	70	57		68	56
Indonesia (90.64%)[b]	640	641		620	691
Consolidated	713	707		692	756
Less noncontrolling interests	74	71		71	76
Net	639	636		621	680

Average realized price per ounce				$1,395	$1,666

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	22	26		N/A	N/A
Climax (100%)	15	2	[c]	N/A	N/A
North America copper mines (100%)[a]	26	27		N/A	N/A
Cerro Verde (53.56%)	8	6		N/A	N/A
Consolidated	71	61		71	62
Less noncontrolling interests	4	3		3	3
Net	67	58		68	59

Average realized price per pound				$12.12	$14.79

COBALT (millions of contained pounds)
(FCX's net interest in %)
Consolidated - Tenke Fungurume (56%)	19	20		17	19
Less noncontrolling interests	8	9		8	8
Net	11	11		9	11

Average realized price per pound				$8.10	$8.36

a. Amounts are net of Morenci's 15 percent joint venture partner's interest.
b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.
c. Includes results from the Climax mine since the start of commercial operations in May 2012.

II

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED MINING OPERATING DATA (continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
100% North America Copper Mines
Solution Extraction/Electrowinning (SX/EW) Operations
Leach ore placed in stockpiles (metric tons per day)	993,100	922,100	1,015,400	967,700
Average copper ore grade (percent)	0.22	0.22	0.22	0.22
Copper production (millions of recoverable pounds)	216	211	651	639

Mill Operations
Ore milled (metric tons per day)	247,400	242,700	246,300	235,700
Average ore grades (percent):
Copper	0.38	0.37	0.39	0.37
Molybdenum	0.03	0.03	0.03	0.03
Copper recovery rate (percent)	86.3	85.4	84.6	83.5
Production (millions of recoverable pounds):
Copper	163	150	469	436
Molybdenum	9	8	26	27

100% South America Mining
SX/EW Operations
Leach ore placed in stockpiles (metric tons per day)	287,500	248,100	276,600	229,100
Average copper ore grade (percent)	0.48	0.55	0.49	0.55
Copper production (millions of recoverable pounds)	110	115	329	346

Mill Operations
Ore milled (metric tons per day)	189,900	191,400	191,000	190,000
Average ore grades:
Copper (percent)	0.71	0.59	0.62	0.58
Gold (grams per metric ton)	0.14	0.09	0.11	0.09
Molybdenum (percent)	0.03	0.02	0.02	0.02
Copper recovery rate (percent)	90.5	90.7	90.4	89.5
Production (recoverable):
Copper (millions of pounds)	237	196	615	562
Gold (thousands of ounces)	30	20	70	57
Molybdenum (millions of pounds)	4	2	8	6

100% Indonesia Mining
Ore milled (metric tons per day)[a]
Grasberg open pit	149,000	136,500	122,700	116,700
DOZ underground mine	47,600	48,300	45,900	42,300
Big Gossan underground mine	1,600	1,900	2,000	1,400
Total	198,200	186,700	170,600	160,400
Average ore grades:
Copper (percent)	0.74	0.63	0.71	0.61
Gold (grams per metric ton)	0.65	0.46	0.57	0.60
Recovery rates (percent):
Copper	89.7	87.7	89.1	88.6
Gold	80.3	71.4	76.3	76.7
Production (recoverable):
Copper (millions of pounds)	253	199	611	495
Gold (thousands of ounces)	297	182	640	641

100% Africa Mining
Ore milled (metric tons per day)	14,500	13,600	14,700	12,900
Average ore grades (percent):
Copper	3.94	3.60	4.32	3.56
Cobalt	0.43	0.38	0.36	0.37
Copper recovery rate (percent)	91.6	92.9	91.7	91.6
Production (millions of pounds):
Copper (recoverable)	109	91	351	250
Cobalt (contained)	8	8	19	20

100% Molybdenum Mines[b]
Ore milled (metric tons per day)	34,700	21,400	36,500	21,100
Average molybdenum ore grade (percent)	0.20	0.23	0.19	0.23
Molybdenum production (millions of recoverable pounds)	12	9	37	26
a. Amounts represent the approximate average daily throughput processed at PT Freeport Indonesia's mill facilities from each producing mine.
b. The 2013 periods reflect the results of the Henderson and Climax mines; the 2012 periods reflect the results of only the Henderson mine, as startup activities were still underway for the Climax mine.

III

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OIL AND GAS OPERATING DATA
				Four Months From
	Three Months Ended			June 1, 2013 to
	September 30, 2013			September 30, 2013
	Sales Volumes (in MMBbls, Bcf and MMBOE)[a]		Sales per Day (in MBbls, MMcf and MBOE)[a]	Sales Volumes (in MMBbls, Bcf and MMBOE)[a]		Sales per Day (in MBbls, MMcf and MBOE)[a]
FCX CONSOLIDATED OIL AND GAS OPERATIONS
Oil (barrels)	11.5		125	14.9		122
Natural gas (cubic feet)	23.6		256	31.3		258
Natural gas liquids (NGLs, in barrels)	1.0		11	1.3		11
Barrels of oil equivalents (BOE)	16.5		179	21.5		176
Cash operating margin per BOE[b]:
Realized revenue	$80.93			$79.40
Less: Cash production costs	16.80			16.76
Cash operating margin	$64.13			$62.64
Depreciation, depletion and amortization per BOE	$34.15			$34.07
Capital expenditures (in millions)	$738	[c]		$928	[c]

GULF OF MEXICO (GOM)[d]
Oil (barrels)	4.9		54	6.3		52
Natural gas (cubic feet)	7.7		84	10.1		84
NGLs (barrels)	0.5		5	0.6		5
BOE	6.7		73	8.6		71
Average realized price per BOE[b]	$89.05			$86.61
Cash production costs per BOE[b]	$14.00			$14.01
Capital expenditures (in millions)	$266	[c]		$360	[c]

EAGLE FORD
Oil (barrels)	3.1		33	4.0		33
Natural gas (cubic feet)	3.7		40	4.8		40
NGLs (barrels)	0.5		6	0.7		6
BOE	4.2		46	5.5		45
Average realized price per BOE[b]	$83.47			$81.95
Cash production costs per BOE[b]	$12.30			$12.42
Capital expenditures (in millions)	$221	[c]		$299	[c]

CALIFORNIA
Oil (barrels)	3.4		37	4.5		37
Natural gas (cubic feet)	0.6		7	0.8		6
BOE	3.6		39	4.7		38
Average realized price per BOE[b]	$98.75			$97.71
Cash production costs per BOE[b]	$30.22			$30.40
Capital expenditures (in millions)	$81	[c]		$110	[c]

HAYNESVILLE/MADDEN/OTHER
Oil (barrels)	0.1		1	0.1		—	[e]
Natural gas (cubic feet)	11.6		125	15.6		128
BOE	2.0		21	2.7		22
Average realized price per BOE[b]	$22.08			$22.52
Cash production costs per BOE[b]	$11.58			$10.38
Capital expenditures (in millions)	$24	[c]		$31	[c]

a.	MMBbls = million barrels; MBbls = thousand barrels; Bcf = billion cubic feet; MMcf = million cubic feet; MMBOE = million BOE; MBOE = thousand BOE

b.
Cash operating margin for FCX's oil and gas operations reflects realized revenues less cash production costs. Realized revenues exclude unrealized gains (losses) on derivative contracts and cash production costs exclude accretion and other costs. In addition, derivative instruments for FCX's oil and gas operations are managed on a consolidated basis; accordingly, the average realized price per BOE by region does not reflect adjustments for derivative contracts. For reconciliations of average realized price and cash production costs per BOE to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedule “Product Revenues and Production Costs” beginning on page XIII, which is available on FCX's website, “www.fcx.com.”

c.
Consolidated capital expenditures for oil and gas operations reflect total spending and include amounts totaling $146 million in third-quarter 2013 and $128 million for the four-month period from June 1, 2013 to September 30, 2013, which are not specifically allocated to the regions; capital expenditures by region reflect amounts incurred for the respective periods.

d.	Includes properties on the Shelf and in the Deepwater GOM.

e.	Rounds to less than 1 MBbl per day.

IV

FREEPORT-McMoRan COPPER & GOLD INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2013		2012		2013		2012
	(In Millions, Except Per Share Amounts)
Revenues	$6,165	[a,b]	$4,417	[a]	$15,036	[a,b]	$13,497	[a]
Cost of sales:
Production and delivery	3,332		2,592		8,904		7,642
Depreciation, depletion and amortization	919		298		1,778		856
Total cost of sales	4,251		2,890		10,682		8,498
Selling, general and administrative expenses	158		110		457	[c]	311
Mining exploration and research expenses	57		79		173		214
Environmental obligations and shutdown costs	(8)	[d]	(73)	[d]	23	[d]	18	[d]
Total costs and expenses	4,458		3,006		11,335		9,041
Operating income	1,707		1,411		3,701		4,456
Interest expense, net	(162)	[e]	(42)	[e]	(351)	[e]	(148)	[e]
Losses on early extinguishment of debt	—		—		(45)		(168)
Gain on investment in MMR	—		—		128	[f]	—
Other income (expense), net	3		(15)		13		23
Income before income taxes and equity in affiliated
companies' net earnings (losses)	1,548		1,354		3,446		4,163
Provision for income taxes	(499)		(215)	[g]	(967)	[f]	(1,128)	[g]
Equity in affiliated companies' net earnings (losses)	(1)		1		3		—
Net income	1,048		1,140		2,482		3,035
Net income attributable to noncontrolling interests	(227)		(316)	[g]	(531)		(737)	[g]
Net income attributable to FCX common stock	$821	[h]	$824	[h]	$1,951	[h]	$2,298	[h]

Net income per share attributable to FCX common stock:
Basic	$0.79		$0.87		$1.97		$2.42
Diluted	$0.79		$0.86		$1.96		$2.41

Weighted-average common shares outstanding:
Basic	1,038		949		989		949
Diluted	1,043		953		993		953

Dividends declared per share of common stock	$0.3125		$0.3125		$1.9375		$0.9375

a.
Includes favorable (unfavorable) adjustments to provisionally priced copper sales recognized in prior periods totaling $73 million ($35 million to net income attributable to common stock) in third-quarter 2013, $24 million ($12 million to net income attributable to common stock) in third-quarter 2012, $(26) million ($(12) million to net income attributable to common stock) for the first nine months of 2013 and $101 million ($43 million to net income attributable to common stock) for the first nine months of 2012. For further discussion, refer to the supplemental schedule, "Derivative Instruments" on page IX.

b.
Includes charges for unrealized losses on oil and gas derivative contracts totaling $158 million ($98 million to net income attributable to common stock) in third-quarter 2013 and $194 million ($120 million to net income attributable to common stock) for the first nine months of 2013 (reflecting the four-month period from June 1, 2013, to September 30, 2013). For further discussion, refer to the supplemental schedule, "Derivative Instruments" on page IX.

c.
The first nine months of 2013 include charges totaling $76 million ($47 million to net income attributable to common stock) for transaction and related costs principally associated with oil and gas acquisitions.

d.
Includes net credits for adjustments to environmental obligations and related litigation reserves totaling $22 million ($14 million to net income attributable to common stockholders) for third-quarter 2013, $85 million ($68 million to net income attributable to common stockholders) for third-quarter 2012, $14 million ($7 million to net income attributable to common stockholders) for the first nine months of 2013 and $19 million ($16 million to net income attributable to common stockholders) for the first nine months of 2012.

e.
Consolidated interest expense, excluding capitalized interest, totaled $223 million in third-quarter 2013, $56 million in third-quarter 2012, $465 million for the first nine months of 2013 and $210 million for the first nine months of 2012. Higher interest expense in the 2013 periods primarily reflected additional expense associated with acquisition-related debt.

f.
The first nine months of 2013 include gains associated with the oil and gas acquisitions, including (i) $128 million to net income attributable to common stock primarily related to FCX's preferred stock investment in and the subsequent acquisition of MMR, and (ii) $183 million to net income attributable to common stock associated with net reductions in FCX's deferred tax liabilities and deferred tax asset valuation allowances.

g.
The 2012 periods includes a net tax credit of $208 million ($108 million attributable to noncontrolling interests and $100 million to net income attributable to common stockholders) associated with adjustments to deferred income taxes. For further discussion, refer to the supplemental schedule, "Provision for Income Taxes" on page VIII.

h.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions (reductions) to net income attributable to common stock of $2 million in third-quarter 2013, $(34) million in third-quarter 2012, $28 million for the first nine months of 2013 and $(69) million for the first nine months of 2012. For further discussion, refer to the supplemental schedule, "Deferred Profits" on page X.

V

FREEPORT-McMoRan COPPER & GOLD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,	December 31,
	2013	2012
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$2,219	$3,705
Trade accounts receivable	1,749	927
Other accounts receivable	480	702
Inventories:
Materials and supplies, net	1,762	1,504
Mill and leach stockpiles	1,744	1,672
Product	1,347	1,400
Other current assets	305	387
Total current assets	9,606	10,297
Property, plant, equipment and development costs, net	46,647	20,999
Long-term mill and leach stockpiles	2,304	1,955
Goodwill	1,932	—
Other assets	2,109	2,189
Total assets	$62,598	$35,440

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,728	$2,708
Dividends payable	332	299
Current portion of reclamation and environmental obligations	257	241
Accrued income taxes	141	93
Current portion of debt	70	2
Total current liabilities	4,528	3,343
Long-term debt, less current portion	21,053	3,525
Deferred income taxes	6,892	3,490
Reclamation and environmental obligations, less current portion	3,077	2,127
Other liabilities	1,774	1,644
Total liabilities	37,324	14,129

Redeemable noncontrolling interest	720	—

Equity:
FCX stockholders' equity:
Common stock	117	107
Capital in excess of par value	22,092	19,119
Retained earnings	2,361	2,399
Accumulated other comprehensive loss	(484)	(506)
Common stock held in treasury	(3,681)	(3,576)
Total FCX stockholders' equity	20,405	17,543
Noncontrolling interests	4,149	3,768
Total equity	24,554	21,311
Total liabilities and equity	$62,598	$35,440

VI

FREEPORT-McMoRan COPPER & GOLD INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended
	September 30,
	2013	2012
	(In Millions)
Cash flow from operating activities:
Net income	$2,482	$3,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,778	856
Net losses on oil and gas derivative contracts	205	—
Gain on investment in MMR	(128)	—
Stock-based compensation	94	77
Pension plan contributions	(62)	(114)
Net charges for reclamation and environmental obligations, including accretion	98	64
Payments for reclamation and environmental obligations	(166)	(148)
Losses on early extinguishment of debt	45	168
Deferred income taxes	169	223
Increase in long-term mill and leach stockpiles	(348)	(184)
Other, net	65	71
(Increases) decreases in working capital and other tax payments, excluding amounts from acquisitions:
Accounts receivable	51	(603)
Inventories	(66)	(581)
Other current assets	162	(33)
Accounts payable and accrued liabilities	(596)	78
Accrued income taxes and other tax payments	(40)	(400)
Net cash provided by operating activities	3,743	2,509

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(795)	(568)
South America	(734)	(659)
Indonesia	(720)	(624)
Africa	(155)	(428)
Molybdenum mines	(128)	(189)
Oil and gas operations	(928)	—
Other	(163)	(50)
Acquisition of PXP, net of cash acquired	(3,465)	—
Acquisition of MMR, net of cash acquired	(1,628)	—
Acquisition of cobalt chemical business, net of cash acquired	(348)	—
Other, net	(24)	(19)
Net cash used in investing activities	(9,088)	(2,537)

Cash flow from financing activities:
Proceeds from debt	11,229	3,023
Repayments of debt	(4,816)	(3,179)
Redemption of MMR preferred stock	(227)	—
Cash dividends and distributions paid:
Common stock	(1,957)	(832)
Noncontrolling interests	(157)	(76)
Debt financing costs	(113)	(22)
Net payments for stock-based awards	(101)	(3)
Other, net	1	22
Net cash provided by (used in) financing activities	3,859	(1,067)

Net decrease in cash and cash equivalents	(1,486)	(1,095)
Cash and cash equivalents at beginning of year	3,705	4,822
Cash and cash equivalents at end of period	$2,219	$3,727

VII

FREEPORT-McMoRan COPPER & GOLD INC.
PROVISION FOR INCOME TAXES

Following are summaries of the approximate amounts in the calculation of FCX's consolidated provision for income taxes for the third quarters and first nine months of 2013 and 2012 (in millions, except percentages):

	Three Months Ended September 30,
	2013					2012
				Income Tax				Income Tax
	Income	Effective		(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate		Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.	$429	23%		$(99)		$438	22%	$(98)
South America	541	36%		(194)		539	40%	(218)	[b]
Indonesia	409	42%		(173)		297	37%	(111)
Africa	110	30%		(33)		95	29%	(28)
Eliminations and other	59	N/A		(13)		(15)	N/A	9
Annualized rate adjustment[c]	—	N/A		13		—	N/A	(3)
	1,548	32%		(499)		1,354	33%	(449)
Adjustments	—	N/A		—		—	N/A	234	[d]
Consolidated FCX	$1,548	32%		$(499)		$1,354	16%	$(215)

	Nine Months Ended September 30,
	2013					2012
				Income Tax				Income Tax
	Income	Effective		(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate		Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.	$1,007	26%		$(259)		$1,231	24%	$(291)
South America	1,325	36%		(472)		1,675	36%	(609)	[b]
Indonesia	622	46%		(289)		940	41%	(387)
Africa	320	31%		(99)		263	30%	(79)
Eliminations and other	172	N/A		(31)		54	N/A	10
Annualized rate adjustment[c]	—	N/A		—		—	N/A	(6)
	3,446	33%	[f]	(1,150)		4,163	33%	(1,362)
Adjustments	—	N/A		183	[e]	—	N/A	234	[d]
Consolidated FCX	$3,446	28%		$(967)		$4,163	27%	$(1,128)

a.	Represents income (loss) by geographic location before income taxes and equity in affiliated companies' net earnings (losses).

b.
In July 2012, Sociedad Minera Cerro Verde S.A.A (Cerro Verde) signed a new 15-year mining stability agreement with the Peruvian government, which is expected to become effective when the current mining stability agreement expires on December 31, 2013. In connection with the new mining stability agreement, Cerro Verde's income tax rate will increase from 30 percent to 32 percent. As a result of the change in the income tax rate, FCX recognized additional deferred tax expense of $26 million ($23 million net of noncontrolling interests) in third-quarter 2012, which relates primarily to the assets recorded in connection with the 2007 acquisition of Freeport-McMoRan Corporation.

c.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its estimated annualized tax rate.

d.
Reflects the reversal of a net deferred tax liability totaling $234 million ($123 million net of noncontrolling interest) related to reinvested profits at Cerro Verde that are not expected to be distributed prior to expiration of its stability agreement on December 31, 2013.

e.	Reflects net reductions in FCX's deferred tax liabilities and deferred tax asset valuation allowances resulting from the second-quarter 2013 oil and gas acquisitions.

f.
FCX's consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which it operates. Accordingly, variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Assuming achievement of current sales volume and cost estimates and average prices of $3.25 per pound for copper, $1,300 per ounce for gold, $9.50 per pound for molybdenum and Brent crude oil of $110 per barrel for fourth-quarter 2013, FCX estimates its consolidated effective tax rate will approximate 35 percent in fourth-quarter 2013 and 34 percent for the year 2013 (excluding the impact of the acquisition-related adjustments).

VIII

FREEPORT-McMoRan COPPER & GOLD INC.
DERIVATIVE INSTRUMENTS
Provisional Pricing. For the first nine months of 2013, 47 percent of FCX's mined copper was sold in concentrate, 29 percent as cathode and 24 percent as rod from North America operations. Under the long-established structure of sales agreements prevalent in the industry, copper contained in concentrates and cathodes is provisionally priced at the time of shipment. The provisional prices are finalized in a contractually specified future month (generally one to four months from the shipment date) primarily based on quoted monthly average spot copper prices on the London Metal Exchange (LME). Because a significant portion of FCX's copper concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of recorded revenues and the average recorded copper price for the period. LME spot copper prices averaged $3.21 per pound during third-quarter 2013, compared to FCX's average realized price of $3.28 per pound.
Following is a summary of the favorable (unfavorable) impacts of net adjustments to prior periods' provisionally priced copper sales for the third quarters and first nine months of 2013 and 2012 (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues	$73	$24	$(26)	$101
Net income attributable to common stock	$35	$12	$(12)	$43
Net income per share of common stock	$0.03	$0.01	$(0.01)	$0.05
At September 30, 2013, FCX had provisionally priced copper sales at its copper mining operations, primarily South America and Indonesia, totaling 403 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average of $3.31 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the September 30, 2013, provisional price recorded would have an approximate $13 million impact on 2013 net income attributable to common stock. The LME spot copper price closed at $3.28 per pound on October 21, 2013.

Oil and Gas. FCX's oil and gas operations use various derivative instruments to manage commodity price risk for a substantial portion of its oil and gas production. In connection with the acquisition of PXP, FCX assumed derivative contracts for 2013, 2014 and 2015 that consist of crude oil options, and crude oil and natural gas swaps. As a result, FCX may not fully benefit from increases in oil and gas prices above the maximum fixed amount specified in the derivative contracts. These oil and gas derivative contracts do not qualify or are not designated as hedging instruments; accordingly, they are recorded at fair value with the mark-to-market gains and losses recorded in revenues each period. Net charges to revenues for realized losses on oil and gas derivative contracts totaled $12 million in third-quarter 2013 and $11 million for the four-month period from June 1, 2013 to September 30, 2013. Additionally, following is a summary of net charges for unrealized losses on oil and gas derivative contracts in third-quarter 2013 and the four-month period from June 1, 2013 to September 30, 2013 (in millions, except per share amounts):

		Four Months From
	Three Months Ended	June 1, 2013 to
	September 30, 2013	September 30, 2013
Revenues	$(158)	$(194)
Net income attributable to common stock	$(98)	$(120)
Net income per share of common stock	$(0.09)	$(0.12)
As of September 30, 2013, the fair value of the oil and gas derivative contracts totaled a $267 million asset. Offsetting the fair value is $461 million in deferred premiums and interest to be settled in future periods.

IX

FREEPORT-McMoRan COPPER & GOLD INC.
DERIVATIVE INSTRUMENTS (continued)
Following presents the estimated impact of a 10 percent change in Brent crude oil and NYMEX forward prices on the fair values of outstanding oil and gas derivative contracts, compared with forward prices used to determine the September 30, 2013, fair values:

	10% Increase (in millions)	10% Decrease (in millions)
Crude oil puts	$(115)	$197
Crude oil collars	(4)	10
Crude oil swaps	(39)	39
Natural gas swaps	(17)	17
	$(175)	$263

DEFERRED PROFITS
FCX defers recognizing profits on sales from its mining operations to Atlantic Copper and on 25 percent of Indonesia mining's sales to PT Smelting (PT Freeport Indonesia's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions (reductions) to net income attributable to common stock totaling $2 million in third-quarter 2013, $(34) million in third-quarter 2012, $28 million for the first nine months of 2013, and $(69) million for the first nine months of 2012. FCX's net deferred profits on its inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock totaled $40 million at September 30, 2013. FCX expects intercompany sales to Atlantic Copper to increase during fourth-quarter 2013, compared with third-quarter 2013, following completion of Atlantic Copper’s 60-day maintenance turnaround. Based on current estimates, FCX expects deferred profits attributable to intercompany sales to result in a reduction to net income approximating $50 million in fourth-quarter 2013. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.

BUSINESS SEGMENTS

Subsequent to the second-quarter 2013 oil and gas acquisitions, FCX has organized its operations into six primary divisions – North America copper mines, South America mining, Indonesia mining, Africa mining, Molybdenum mines and Oil & Gas operations. Notwithstanding this structure, FCX internally reports information on a mine-by-mine basis for its mining operations. Therefore, FCX concluded that its operating segments include individual mines or operations relative to its mining operations. For oil and gas operations, operating segments are determined on a country-by-country basis and all of FCX's oil and gas operations are in the United States. Operating segments that meet certain thresholds are reportable segments, which are separately disclosed in the following table.

Intersegment Sales. Intersegment sales between FCX’s mining operations are based on similar arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, timing of sales to unaffiliated customers and transportation premiums.

Allocations. FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level, whereas foreign income taxes are recorded and managed at the applicable country. In addition, most mining exploration and research activities are managed at the corporate level, and those costs along with some selling, general and administrative costs are not allocated to the operating divisions or segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

X

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS (continued)

(In millions)	Mining Operations
	North America Copper Mines			South America				Indonesia		Africa
													Atlantic	Other					Corporate,
											Molyb-		Copper	Mining					Other
		Other		Cerro		Other					denum	Rod &	Smelting	& Elimi-		Total	Oil & Gas		& Elimi-	FCX
	Morenci	Mines	Total	Verde		Mines	Total	Grasberg		Tenke	Mines	Refining	& Refining	nations		Mining	Operations		nations	Total
Three Months Ended September 30, 2013
Revenues:
Unaffiliated customers	$100	$145	$245	$434		$618	$1,052	$1,108	[a]	$406	$—	$1,247	$514	$417	[b]	$4,989	$1,176	[c]	$—	$6,165
Intersegment	375	681	1,056	27		60	87	3		14	121	6	2	(1,289)		—	—		—	—
Production and delivery	287	520	807	175		319	494	617		190	82	1,245	523	(916)		3,042	288		2	3,332
Depreciation, depletion and amortization	35	67	102	35		50	85	60		64	21	2	10	9		353	563		3	919
Selling, general and administrative expenses	—	1	1	—		2	2	29		3	—	—	5	5		45	51		62	158
Mining exploration and research expenses	—	2	2	—		—	—	1		—	—	—	—	52		55	—		2	57
Environmental obligations and shutdown costs	—	5	5	—		—	—	—		—	—	—	—	(13)		(8)	—		—	(8)
Operating income (loss)	153	231	384	251		307	558	404		163	18	6	(22)	(9)		1,502	274		(69)	1,707

Interest expense, net	—	—	—	—		—	—	—		—	—	—	4	20		24	74		64	162
Provision for income taxes	—	—	—	92		102	194	173		33	—	—	—	—		400	—		99	499
Total assets at September 30, 2013	2,915	5,734	8,649	6,440		4,090	10,530	7,399		4,862	2,094	308	691	1,267		35,800	26,347		451	62,598
Capital expenditures	172	80	252	224		40	264	209		52	46	1	20	51		895	738		12	1,645

Three Months Ended September 30, 2012
Revenues:
Unaffiliated customers	$39	$9	$48	$504		$491	$995	$845	[a]	$365	$—	$1,221	$633	$309	[b]	$4,416	$—		$1	$4,417
Intersegment	456	811	1,267	71		126	197	146		2	129	7	5	(1,753)		—	—		—	—
Production and delivery	268	475	743	197		333	530	603		172	88	1,222	624	(1,392)		2,590	—		2	2,592
Depreciation, depletion and amortization	31	57	88	39		35	74	54		42	15	2	11	10		296	—		2	298
Selling, general and administrative expenses	—	1	1	1		1	2	31		2	—	—	4	4		44	—		66	110
Mining exploration and research expenses	1	—	1	—		—	—	—		—	—	—	—	78		79	—		—	79
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	—	(69)		(69)	—		(4)	(73)
Operating income (loss)	195	287	482	338		248	586	303		151	26	4	(1)	(75)		1,476	—		(65)	1,411

Interest expense, net	1	—	1	—		—	—	—		—	—	—	3	21		25	—		17	42
Provision for (benefit from) income taxes	—	—	—	(88)	[d]	72	(16)	111		28	—	—	—	—		123	—		92	215
Total assets at September 30, 2012	2,297	5,403	7,700	5,704		4,232	9,936	6,393		4,490	1,979	330	1,192	719		32,739	—		1,778	34,517
Capital expenditures	108	164	272	180		87	267	237		131	41	2	4	15		969	—		2	971
a. Includes PT Freeport Indonesia's sales to PT Smelting totaling $458 million in third-quarter 2013 and $520 million in third-quarter 2012.
b. Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the molybdenum mines and by certain of the North and South America copper mines.
c. Includes net charges of $158 million for unrealized losses on oil and gas derivative contracts that were assumed in connection with FCX's acquisition of PXP. For further discussion, refer to the supplemental schedule "Derivative Instruments" on page IX.
d. Includes a credit of $234 million for the reversal of a net deferred tax liability. For further discussion refer to the supplemental schedule, "Provision for Income Taxes" on page VIII.

XI

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS (continued)

(In millions)	Mining Operations
	North America Copper Mines			South America				Indonesia		Africa
													Atlantic	Other					Corporate,
											Molyb-		Copper	Mining					Other
		Other		Cerro		Other					denum	Rod &	Smelting	& Elimi-		Total	Oil & Gas		& Elimi-		FCX
	Morenci	Mines	Total	Verde		Mines	Total	Grasberg		Tenke	Mines	Refining	& Refining	nations		Mining	Operations		nations		Total
Nine Months Ended September 30, 2013
Revenues:
Unaffiliated customers	$218	$266	$484	$1,035		$1,631	$2,666	$2,443	[a]	$1,199	$—	$3,842	$1,730	$1,157	[b]	$13,521	$1,512	[c]	$3		$15,036
Intersegment	1,255	2,256	3,511	222		216	438	190		24	408	20	12	(4,603)		—	—		—		—
Production and delivery	885	1,574	2,459	535		950	1,485	1,743		560	240	3,835	1,726	(3,531)		8,517	377		10		8,904
Depreciation, depletion and amortization	105	207	312	105		137	242	173		179	62	7	32	31		1,038	732		8		1,778
Selling, general and administrative expenses	1	3	4	2		3	5	82		9	—	—	14	23		137	65		255		457
Mining exploration and research expenses	—	3	3	—		—	—	1		—	—	—	—	161		165	—		8		173
Environmental obligations and shutdown costs	—	(1)	(1)	—		—	—	—		—	—	—	—	24		23	—		—		23
Operating income (loss)	482	736	1,218	615		757	1,372	634		475	106	20	(30)	(154)		3,641	338		(278)		3,701

Interest expense, net	3	1	4	2		—	2	12		2	—	—	12	60		92	100		159		351
Provision for income taxes	—	—	—	215		257	472	289		99	—	—	—	—		860	—		107	[d]	967
Capital expenditures	529	266	795	596		138	734	720		155	128	3	39	91		2,665	928		30		3,623

Nine Months Ended September 30, 2012
Revenues:
Unaffiliated customers	$157	$20	$177	$1,285		$1,563	$2,848	$2,673	[a]	$985	$—	$3,802	$2,023	$984	[b]	$13,492	$—		$5		$13,497
Intersegment	1,374	2,646	4,020	349		265	614	224		9	389	20	22	(5,298)		—	—		—		—
Production and delivery	803	1,387	2,190	575		908	1,483	1,704		456	237	3,800	1,988	(4,218)		7,640	—		2		7,642
Depreciation, depletion and amortization	95	179	274	102		106	208	153		114	38	7	31	25		850	—		6		856
Selling, general and administrative expenses	1	2	3	2		3	5	91		5	—	—	14	12		130	—		181		311
Mining exploration and research expenses	1	—	1	—		—	—	—		—	—	—	—	213		214	—		—		214
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	—	22		22			(4)		18
Operating income (loss)	631	1,098	1,729	955		811	1,766	949		419	114	15	12	(368)		4,636	—		(180)		4,456

Interest expense, net	1	—	1	5		—	5	3		—	—	—	9	63		81	—		67		148
Provision for income taxes	—	—	—	131	[e]	244	375	387		79	—	—	—	—		841	—		287		1,128
Capital expenditures	204	364	568	365		294	659	624		428	189	5	11	41		2,525	—		(7)		2,518

a.	Includes PT Freeport Indonesia’s sales to PT Smelting totaling $1.2 billion for the first nine months of 2013 and $1.5 billion for the first nine months of 2012.

b.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the molybdenum mines and by certain of the North and South America copper mines.

c.
Includes net charges of $194 million for unrealized losses on oil and gas derivative contracts that were assumed in connection with FCX's acquisition of PXP. For further discussion, refer to the supplemental schedule "Derivative Instruments" on page IX.

d.
Includes a credit of $183 million related to net reductions in FCX's deferred tax liabilities and deferred tax asset valuation allowances resulting from the second-quarter 2013 oil and gas acquisitions.

e.	Includes a credit of $234 million for the reversal of a net deferred tax liability. For further discussion refer to the supplemental schedule, "Provision for Income Taxes" on page VIII.

XII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS

Mining Product Revenues and Unit Net Cash Costs. Unit net cash costs per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. This measure is presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces, (iv) it is the method used to compare mining operations in certain industry publications and (v) it is the method used by FCX's management and Board of Directors to monitor mining operations. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.

FCX shows revenue adjustments for prior period open sales as separate line items. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs consist of items such as stock-based compensation costs, start-up costs, write-offs of equipment and/or unusual charges. They are removed from site production and delivery costs in the calculation of unit net cash costs. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.

Oil & Gas Product Revenues and Cash Production Costs per Unit. Realized revenues and cash production costs per unit are measures intended to provide investors with information about the cash operating margin of FCX's oil and gas operations expressed on a basis relating to each product sold. FCX uses this measure for the same purpose and for monitoring operating performance by its oil and gas operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX shows revenue adjustments from derivative instruments as separate line items. Because these adjustments do not result from oil and gas sales, these gains and losses have been reflected separately from revenues on current period sales. Additionally, accretion and other costs are removed from production and delivery costs in the calculation of cash production costs per BOE. The following schedules include calculations of oil and gas product revenues and cash production costs together with a reconciliation to amounts reported in FCX's consolidated financial statements.

XIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,183	$1,183	$89	$27	$1,299

Site production and delivery, before net noncash
and other costs shown below	725	701	35	18	754
By-product credits	(87)	—	—	—	—
Treatment charges	35	34	—	1	35
Net cash costs	673	735	35	19	789
Depreciation, depletion and amortization	100	97	2	1	100
Noncash and other costs, net	27	27	—	—	27
Total costs	800	859	37	20	916
Revenue adjustments, primarily for pricing
on prior period open sales	9	9	—	—	9
Gross profit	$392	$333	$52	$7	$392

Copper sales (millions of recoverable pounds)	362	362
Molybdenum sales (millions of recoverable pounds)[a]			9

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$3.27	$3.27	$10.24

Site production and delivery, before net noncash
and other costs shown below	2.00	1.94	4.01
By-product credits	(0.24)	—	—
Treatment charges	0.10	0.09	—
Unit net cash costs	1.86	2.03	4.01
Depreciation, depletion and amortization	0.27	0.27	0.24
Noncash and other costs, net	0.08	0.07	0.03
Total unit costs	2.21	2.37	4.28
Revenue adjustments, primarily for pricing
on prior period open sales	0.02	0.02	—
Gross profit per pound	$1.08	$0.92	$5.96

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,299	$754	$100
Treatment charges	—	35	—
Net noncash and other costs	—	27	—
Revenue adjustments, primarily for pricing
on prior period open sales	9	—	—
Eliminations and other	(7)	(9)	2
North America copper mines	1,301	807	102
Other mining & eliminations[c]	3,688	2,235	251
Total mining	4,989	3,042	353
Oil & gas operations	1,176	288	563
Corporate, other & eliminations	—	2	3
As reported in FCX’s consolidated financial statements	$6,165	$3,332	$919

a. Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b. Includes gold and silver product revenues and production costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XI.

XIV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,183	$1,183	$103	$21	$1,307

Site production and delivery, before net noncash
and other costs shown below	649	584	71	13	668
By-product credits	(105)	—	—	—	—
Treatment charges	40	39	—	1	40
Net cash costs	584	623	71	14	708
Depreciation, depletion and amortization	84	78	5	1	84
Noncash and other costs, net	40	38	1	1	40
Total costs	708	739	77	16	832
Revenue adjustments, primarily for pricing
on prior period open sales	5	5	—	—	5
Gross profit	$480	$449	$26	$5	$480

Copper sales (millions of recoverable pounds)	330	330
Molybdenum sales (millions of recoverable pounds)[a]			8

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$3.58	$3.58	$12.58

Site production and delivery, before net noncash
and other costs shown below	1.97	1.77	8.60
By-product credits	(0.32)	—	—
Treatment charges	0.12	0.12	—
Unit net cash costs	1.77	1.89	8.60
Depreciation, depletion and amortization	0.25	0.23	0.63
Noncash and other costs, net	0.12	0.11	0.15
Total unit costs	2.14	2.23	9.38
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	0.01	—
Gross profit per pound	$1.45	$1.36	$3.20

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,307	$668	$84
Treatment charges	—	40	—
Net noncash and other costs	—	40	—
Revenue adjustments, primarily for pricing
on prior period open sales	5	—	—
Eliminations and other	3	(5)	4
North America copper mines	1,315	743	88
Other mining & eliminations[c]	3,101	1,847	208
Total mining	4,416	2,590	296
Oil & gas operations	—	—	—
Corporate, other & eliminations	1	2	2
As reported in FCX’s consolidated financial statements	$4,417	$2,592	$298

a. Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b. Includes gold and silver product revenues and production costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XI.

XV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$3,655	$3,655	$280	$80	$4,015

Site production and delivery, before net noncash
and other costs shown below	2,201	2,130	101	56	2,287
By-product credits	(274)	—	—	—	—
Treatment charges	112	109	—	3	112
Net cash costs	2,039	2,239	101	59	2,399
Depreciation, depletion and amortization	303	293	6	4	303
Noncash and other costs, net	88	87	1	—	88
Total costs	2,430	2,619	108	63	2,790
Revenue adjustments, primarily for pricing
on prior period open sales	(4)	(4)	—	—	(4)
Gross profit	$1,221	$1,032	$172	$17	$1,221

Copper sales (millions of recoverable pounds)	1,084	1,084
Molybdenum sales (millions of recoverable pounds)[a]			26

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$3.37	$3.37	$11.03

Site production and delivery, before net noncash
and other costs shown below	2.03	1.97	3.99
By-product credits	(0.25)	—	—
Treatment charges	0.10	0.10	—
Unit net cash costs	1.88	2.07	3.99
Depreciation, depletion and amortization	0.28	0.27	0.25
Noncash and other costs, net	0.08	0.08	0.03
Total unit costs	2.24	2.42	4.27
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Gross profit per pound	$1.13	$0.95	$6.76

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$4,015	$2,287	$303
Treatment charges	—	112	—
Net noncash and other costs	—	88	—
Revenue adjustments, primarily for pricing
on prior period open sales	(4)	—	—
Eliminations and other	(16)	(28)	9
North America copper mines	3,995	2,459	312
Other mining & eliminations[c]	9,526	6,058	726
Total mining	13,521	8,517	1,038
Oil & gas operations	1,512	377	732
Corporate, other & eliminations	3	10	8
As reported in FCX’s consolidated financial statements	$15,036	$8,904	$1,778

a. Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b. Includes gold and silver product revenues and production costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.

XVI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$3,755	$3,755	$363	$63	$4,181

Site production and delivery, before net noncash
and other costs shown below	1,932	1,782	165	37	1,984
By-product credits	(374)	—	—	—	—
Treatment charges	120	115	—	5	120
Net cash costs	1,678	1,897	165	42	2,104
Depreciation, depletion and amortization	262	247	12	3	262
Noncash and other costs, net	98	95	2	1	98
Total costs	2,038	2,239	179	46	2,464
Revenue adjustments, primarily for pricing
on prior period open sales	6	6	—	—	6
Gross profit	$1,723	$1,522	$184	$17	$1,723

Copper sales (millions of recoverable pounds)	1,027	1,027
Molybdenum sales (millions of recoverable pounds)[a]			27

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$3.66	$3.66	$13.58

Site production and delivery, before net noncash
and other costs shown below	1.88	1.74	6.18
By-product credits	(0.37)	—	—
Treatment charges	0.12	0.11	—
Unit net cash costs	1.63	1.85	6.18
Depreciation, depletion and amortization	0.26	0.24	0.45
Noncash and other costs, net	0.10	0.09	0.07
Total unit costs	1.99	2.18	6.70
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	—	—
Gross profit per pound	$1.68	$1.48	$6.88

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$4,181	$1,984	$262
Treatment charges	—	120	—
Net noncash and other costs	—	98	—
Revenue adjustments, primarily for pricing
on prior period open sales	6	—	—
Eliminations and other	10	(12)	12
North America copper mines	4,197	2,190	274
Other mining & eliminations[c]	9,295	5,450	576
Total mining	13,492	7,640	850
Oil & gas operations	—	—	—
Corporate, other & eliminations	5	2	6
As reported in FCX’s consolidated financial statements	$13,497	$7,642	$856

a. Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b. Includes gold and silver product revenues and production costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.

XVII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$1,065	$1,065	$79	[a]	$1,144

Site production and delivery, before net noncash
and other costs shown below	483	453	35		488
By-product credits	(74)	—	—		—
Treatment charges	52	52	—		52
Net cash costs	461	505	35		540
Depreciation, depletion and amortization	85	80	5		85
Noncash and other costs, net	14	5	9		14
Total costs	560	590	49		639
Revenue adjustments, primarily for pricing
on prior period open sales	49	49	—		49
Gross profit	$554	$524	$30		$554

Copper sales (millions of recoverable pounds)	323	323

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.30	$3.30

Site production and delivery, before net noncash
and other costs shown below	1.49	1.40
By-product credits	(0.22)	—
Treatment charges	0.16	0.16
Unit net cash costs	1.43	1.56
Depreciation, depletion and amortization	0.26	0.25
Noncash and other costs, net	0.05	0.02
Total unit costs	1.74	1.83
Revenue adjustments, primarily for pricing
on prior period open sales	0.15	0.15
Gross profit per pound	$1.71	$1.62

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,144	$488	$85
Treatment charges	(52)	—	—
Net noncash and other costs	—	14	—
Revenue adjustments, primarily for pricing
on prior period open sales	49	—	—
Eliminations and other	(2)	(8)	—
South America mining	1,139	494	85
Other mining & eliminations[b]	3,850	2,548	268
Total mining	4,989	3,042	353
Oil & gas operations	1,176	288	563
Corporate, other & eliminations	—	2	3
As reported in FCX’s consolidated financial statements	$6,165	$3,332	$919

a.
Includes gold sales of 26 thousand ounces ($1,335 per ounce average realized price) and silver sales of 841 thousand ounces ($15.20 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XI.

XVIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$1,132	$1,132	$84	[a]	$1,216

Site production and delivery, before net noncash
and other costs shown below	503	464	45		509
By-product credits	(78)	—	—		—
Treatment charges	52	52	—		52
Net cash costs	477	516	45		561
Depreciation, depletion and amortization	74	71	3		74
Noncash and other costs, net	22	14	8		22
Total costs	573	601	56		657
Revenue adjustments, primarily for pricing
on prior period open sales	23	23	—		23
Gross profit	$582	$554	$28		$582

Copper sales (millions of recoverable pounds)	308	308

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.68	$3.68

Site production and delivery, before net noncash
and other costs shown below	1.63	1.51
By-product credits	(0.25)	—
Treatment charges	0.17	0.17
Unit net cash costs	1.55	1.68
Depreciation, depletion and amortization	0.24	0.23
Noncash and other costs, net	0.07	0.04
Total unit costs	1.86	1.95
Revenue adjustments, primarily for pricing
on prior period open sales	0.07	0.07
Gross profit per pound	$1.89	$1.80

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,216	$509	$74
Treatment charges	(52)	—	—
Net noncash and other costs	—	22	—
Revenue adjustments, primarily for pricing
on prior period open sales	23	—	—
Eliminations and other	5	(1)	—
South America mining	1,192	530	74
Other mining & eliminations[b]	3,224	2,060	222
Total mining	4,416	2,590	296
Oil & gas operations	—	—	—
Corporate, other & eliminations	1	2	2
As reported in FCX’s consolidated financial statements	$4,417	$2,592	$298

a.
Includes gold sales of 21 thousand ounces ($1,736 per ounce average realized price) and silver sales of 811 thousand ounces ($27.99 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XI.

XIX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$3,042	$3,042	$245	[a]	$3,287

Site production and delivery, before net noncash
and other costs shown below	1,453	1,349	119		1,468
By-product credits	(230)	—	—		—
Treatment charges	151	151	—		151
Net cash costs	1,374	1,500	119		1,619
Depreciation, depletion and amortization	242	228	14		242
Noncash and other costs, net	38	11	27		38
Total costs	1,654	1,739	160		1,899
Revenue adjustments, primarily for pricing
on prior period open sales	(29)	(29)	—		(29)
Gross profit	$1,359	$1,274	$85		$1,359

Copper sales (millions of recoverable pounds)	923	923

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.30	$3.30

Site production and delivery, before net noncash
and other costs shown below	1.57	1.46
By-product credits	(0.25)	—
Treatment charges	0.17	0.17
Unit net cash costs	1.49	1.63
Depreciation, depletion and amortization	0.26	0.24
Noncash and other costs, net	0.04	0.01
Total unit costs	1.79	1.88
Revenue adjustments, primarily for pricing
on prior period open sales	(0.04)	(0.04)
Gross profit per pound	$1.47	$1.38

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$3,287	$1,468	$242
Treatment charges	(151)	—	—
Net noncash and other costs	—	38	—
Revenue adjustments, primarily for pricing
on prior period open sales	(29)	—	—
Eliminations and other	(3)	(21)	—
South America mining	3,104	1,485	242
Other mining & eliminations[b]	10,417	7,032	796
Total mining	13,521	8,517	1,038
Oil & gas operations	1,512	377	732
Corporate, other & eliminations	3	10	8
As reported in FCX’s consolidated financial statements	$15,036	$8,904	$1,778

a.
Includes gold sales of 68 thousand ounces ($1,415 per ounce average realized price) and silver sales of 2.6 million ounces ($22.51 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.

XX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$3,247	$3,247	$249	[a]	$3,496

Site production and delivery, before net noncash
and other costs shown below	1,411	1,307	122		1,429
By-product credits	(231)	—	—		—
Treatment charges	147	147	—		147
Net cash costs	1,327	1,454	122		1,576
Depreciation, depletion and amortization	208	197	11		208
Noncash and other costs, net	63	41	22		63
Total costs	1,598	1,692	155		1,847
Revenue adjustments, primarily for pricing
on prior period open sales	105	105	—		105
Gross profit	$1,754	$1,660	$94		$1,754

Copper sales (millions of recoverable pounds)	895	895

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.63	$3.63

Site production and delivery, before net noncash
and other costs shown below	1.58	1.46
By-product credits	(0.26)	—
Treatment charges	0.16	0.16
Unit net cash costs	1.48	1.62
Depreciation, depletion and amortization	0.24	0.22
Noncash and other costs, net	0.07	0.05
Total unit costs	1.79	1.89
Revenue adjustments, primarily for pricing
on prior period open sales	0.12	0.12
Gross profit per pound	$1.96	$1.86

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$3,496	$1,429	$208
Treatment charges	(147)	—	—
Net noncash and other costs	—	63	—
Revenue adjustments, primarily for pricing
on prior period open sales	105	—	—
Eliminations and other	8	(9)	—
South America mining	3,462	1,483	208
Other mining & eliminations[b]	10,030	6,157	642
Total mining	13,492	7,640	850
Oil & gas operations	—	—	—
Corporate, other & eliminations	5	2	6
As reported in FCX’s consolidated financial statements	$13,497	$7,642	$856

a.
Includes gold sales of 56 thousand ounces ($1,678 per ounce average realized price) and silver sales of 2.2 million ounces ($28.84 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.

XXI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$782	$782	$370	$16	[a]	$1,168

Site production and delivery, before net noncash
and other costs shown below	545	365	173	7		545
Gold and silver credits	(391)	—	—	—		—
Treatment charges	54	36	18	—		54
Royalty on metals	27	18	8	1		27
Net cash costs	235	419	199	8		626
Depreciation and amortization	60	40	19	1		60
Noncash and other costs, net	36	24	11	1		36
Total costs	331	483	229	10		722
Revenue adjustments, primarily for pricing on
prior period open sales	19	19	4	1		24
PT Smelting intercompany loss	(36)	(24)	(11)	(1)		(36)
Gross profit	$434	$294	$134	$6		$434

Copper sales (millions of recoverable pounds)	237	237
Gold sales (thousands of recoverable ounces)			278

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.30	$3.30	$1,330

Site production and delivery, before net noncash
and other costs shown below	2.30	1.54	621
Gold and silver credits	(1.65)	—	—
Treatment charges	0.23	0.15	62
Royalty on metals	0.11	0.08	31
Unit net cash costs	0.99	1.77	714
Depreciation and amortization	0.25	0.17	68
Noncash and other costs, net	0.15	0.10	40
Total unit costs	1.39	2.04	822
Revenue adjustments, primarily for pricing on
prior period open sales	0.08	0.08	17
PT Smelting intercompany loss	(0.15)	(0.10)	(41)
Gross profit per pound/ounce	$1.84	$1.24	$484

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,168	$545	$60
Treatment charges	(54)	—	—
Royalty on metals	(27)	—	—
Net noncash and other costs	—	36	—
Revenue adjustments, primarily for pricing on
prior period open sales	24	—	—
PT Smelting intercompany loss	—	36	—
Indonesia mining	1,111	617	60
Other mining & eliminations[b]	3,878	2,425	293
Total mining	4,989	3,042	353
Oil & gas operations	1,176	288	563
Corporate, other & eliminations	—	2	3
As reported in FCX’s consolidated financial statements	$6,165	$3,332	$919

a. Includes silver sales of 761 thousand ounces ($21.46 per ounce average realized price).
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XI.

XXII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$729	$729	$307	$15	[a]	$1,051

Site production and delivery, before net noncash
and other costs shown below	578	401	169	8		578
Gold and silver credits	(324)	—	—	—		—
Treatment charges	44	30	13	1		44
Royalty on metals	25	18	7	—		25
Net cash costs	323	449	189	9		647
Depreciation and amortization	54	37	16	1		54
Noncash and other costs, net	9	7	2	—		9
Total costs	386	493	207	10		710
Revenue adjustments, primarily for pricing on
prior period open sales	7	7	2	—		9
PT Smelting intercompany loss	(16)	(11)	(5)	—		(16)
Gross profit	$334	$232	$97	$5		$334

Copper sales (millions of recoverable pounds)	195	195
Gold sales (thousands of recoverable ounces)			178

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.72	$3.72	$1,728

Site production and delivery, before net noncash
and other costs shown below	2.96	2.05	951
Gold and silver credits	(1.66)	—	—
Treatment charges	0.22	0.15	72
Royalty on metals	0.13	0.09	42
Unit net cash costs	1.65	2.29	1,065
Depreciation and amortization	0.27	0.19	88
Noncash and other costs, net	0.05	0.04	15
Total unit costs	1.97	2.52	1,168
Revenue adjustments, primarily for pricing on
prior period open sales	0.04	0.04	11
PT Smelting intercompany loss	(0.08)	(0.05)	(25)
Gross profit per pound/ounce	$1.71	$1.19	$546

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,051	$578	$54
Treatment charges	(44)	—	—
Royalty on metals	(25)	—	—
Net noncash and other costs	—	9	—
Revenue adjustments, primarily for pricing on
prior period open sales	9	—	—
PT Smelting intercompany loss	—	16	—
Indonesia mining	991	603	54
Other mining & eliminations[b]	3,425	1,987	242
Total mining	4,416	2,590	296
Oil & gas operations	—	—	—
Corporate, other & eliminations	1	2	2
As reported in FCX’s consolidated financial statements	$4,417	$2,592	$298
a. Includes silver sales of 469 thousand ounces ($33.04 per ounce average realized price).
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XI.

XXIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$1,938	$1,938	$864	$40	[a]	$2,842

Site production and delivery, before net noncash
and other costs shown below	1,623	1,107	493	23		1,623
Gold and silver credits	(903)	—	—	—		—
Treatment charges	135	92	41	2		135
Royalty on metals	74	50	23	1		74
Net cash costs	929	1,249	557	26		1,832
Depreciation and amortization	173	118	53	2		173
Noncash and other costs, net	123	84	37	2		123
Total costs	1,225	1,451	647	30		2,128
Revenue adjustments, primarily for pricing on
prior period open sales	1	1	(1)	—		—
PT Smelting intercompany profit	3	2	1	—		3
Gross profit	$717	$490	$217	$10		$717

Copper sales (millions of recoverable pounds)	593	593
Gold sales (thousands of recoverable ounces)			620

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.27	$3.27	$1,393

Site production and delivery, before net noncash
and other costs shown below	2.74	1.87	795
Gold and silver credits	(1.52)	—	—
Treatment charges	0.23	0.16	67
Royalty on metals	0.12	0.08	36
Unit net cash costs	1.57	2.11	898
Depreciation and amortization	0.29	0.20	85
Noncash and other costs, net	0.21	0.14	60
Total unit costs	2.07	2.45	1,043
Revenue adjustments, primarily for pricing on
prior period open sales	—	—	(2)
PT Smelting intercompany profit	0.01	0.01	1
Gross profit per pound/ounce	$1.21	$0.83	$349

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$2,842	$1,623	$173
Treatment charges	(135)	—	—
Royalty on metals	(74)	—	—
Net noncash and other costs	—	123	—
Revenue adjustments, primarily for pricing on
prior period open sales	—	—	—
PT Smelting intercompany profit	—	(3)	—
Indonesia mining	2,633	1,743	173
Other mining & eliminations[b]	10,888	6,774	865
Total mining	13,521	8,517	1,038
Oil & gas operations	1,512	377	732
Corporate, other & eliminations	3	10	8
As reported in FCX’s consolidated financial statements	$15,036	$8,904	$1,778

a. Includes silver sales of 1.8 million ounces ($22.55 per ounce average realized price).
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.

XXIV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$1,863	$1,863	$1,150	$43	[a]	$3,056

Site production and delivery, before net noncash
and other costs shown below	1,637	998	616	23		1,637
Gold and silver credits	(1,196)	—	—	—		—
Treatment charges	107	65	40	2		107
Royalty on metals	68	42	25	1		68
Net cash costs	616	1,105	681	26		1,812
Depreciation and amortization	153	93	58	2		153
Noncash and other costs, net	39	24	15	—		39
Total costs	808	1,222	754	28		2,004
Revenue adjustments, primarily for pricing on
prior period open sales	13	13	3	—		16
PT Smelting intercompany loss	(28)	(17)	(11)	—		(28)
Gross profit	$1,040	$637	$388	$15		$1,040

Copper sales (millions of recoverable pounds)	512	512
Gold sales (thousands of recoverable ounces)			691

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.64	$3.64	$1,665

Site production and delivery, before net noncash
and other costs shown below	3.20	1.95	892
Gold and silver credits	(2.34)	—	—
Treatment charges	0.21	0.13	58
Royalty on metals	0.13	0.08	37
Unit net cash costs	1.20	2.16	987
Depreciation and amortization	0.30	0.18	83
Noncash and other costs, net	0.08	0.05	22
Total unit costs	1.58	2.39	1,092
Revenue adjustments, primarily for pricing on
prior period open sales	0.03	0.03	4
PT Smelting intercompany loss	(0.06)	(0.04)	(15)
Gross profit per pound/ounce	$2.03	$1.24	$562

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$3,056	$1,637	$153
Treatment charges	(107)	—	—
Royalty on metals	(68)	—	—
Net noncash and other costs	—	39	—
Revenue adjustments, primarily for pricing on
prior period open sales	16	—	—
PT Smelting intercompany loss	—	28	—
Indonesia mining	2,897	1,704	153
Other mining & eliminations[b]	10,595	5,936	697
Total mining	13,492	7,640	850
Oil & gas operations	—	—	—
Corporate, other & eliminations	5	2	6
As reported in FCX’s consolidated financial statements	$13,497	$7,642	$856

a. Includes silver sales of 1.4 million ounces ($31.04 per ounce average realized price).
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.

XXV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$374	$374	$53	$427

Site production and delivery, before net noncash
and other costs shown below	168	162	25	187
Cobalt credits[b]	(32)	—	—	—
Royalty on metals	8	7	1	8
Net cash costs	144	169	26	195
Depreciation, depletion and amortization	64	56	8	64
Noncash and other costs, net	3	2	1	3
Total costs	211	227	35	262
Revenue adjustments, primarily for pricing
on prior period open sales	3	3	(2)	1
Gross profit	$166	$150	$16	$166

Copper sales (millions of recoverable pounds)	118	118
Cobalt sales (millions of contained pounds)			6

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.19	$3.19	$8.57

Site production and delivery, before net noncash
and other costs shown below	1.43	1.38	4.14
Cobalt credits[b]	(0.27)	—	—
Royalty on metals	0.07	0.06	0.13
Unit net cash costs	1.23	1.44	4.27
Depreciation, depletion and amortization	0.55	0.48	1.37
Noncash and other costs, net	0.02	0.02	0.06
Total unit costs	1.80	1.94	5.70
Revenue adjustments, primarily for pricing
on prior period open sales	0.03	0.03	(0.27)
Gross profit per pound	$1.42	$1.28	$2.60

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$427	$187	$64
Royalty on metals	(8)	—	—
Net noncash and other costs	—	3	—
Revenue adjustments, primarily for pricing
on prior period open sales	1	—	—
Africa mining	420	190	64
Other mining & eliminations[c]	4,569	2,852	289
Total mining	4,989	3,042	353
Oil & gas operations	1,176	288	563
Corporate, other & eliminations	—	2	3
As reported in FCX’s consolidated financial statements	$6,165	$3,332	$919

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XI.

XXVI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$312	$312	$64	$376

Site production and delivery, before net noncash
and other costs shown below	143	127	39	166
Cobalt credits[b]	(41)	—	—	—
Royalty on metals	7	6	1	7
Net cash costs	109	133	40	173
Depreciation, depletion and amortization	42	38	4	42
Noncash and other costs, net	6	5	1	6
Total costs	157	176	45	221
Revenue adjustments, primarily for pricing
on prior period open sales	(2)	(2)	—	(2)
Gross profit	$153	$134	$19	$153

Copper sales (millions of recoverable pounds)	88	88
Cobalt sales (millions of contained pounds)			8

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.55	$3.55	$8.24

Site production and delivery, before net noncash
and other costs shown below	1.63	1.45	4.96
Cobalt credits[b]	(0.48)	—	—
Royalty on metals	0.08	0.07	0.14
Unit net cash costs	1.23	1.52	5.10
Depreciation, depletion and amortization	0.49	0.43	0.64
Noncash and other costs, net	0.07	0.06	0.08
Total unit costs	1.79	2.01	5.82
Revenue adjustments, primarily for pricing
on prior period open sales	(0.02)	(0.02)	0.05
Gross profit per pound	$1.74	$1.52	$2.47

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$376	$166	$42
Royalty on metals	(7)	—	—
Net noncash and other costs	—	6	—
Revenue adjustments, primarily for pricing
on prior period open sales	(2)	—	—
Africa mining	367	172	42
Other mining & eliminations[c]	4,049	2,418	254
Total mining	4,416	2,590	296
Oil & gas operations	—	—	—
Corporate, other & eliminations	1	2	2
As reported in FCX’s consolidated financial statements	$4,417	$2,592	$298

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XI.

XXVII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$1,101	$1,101	$140	$1,241

Site production and delivery, before net noncash
and other costs shown below	488	465	76	541
Cobalt credits[b]	(90)	—	—	—
Royalty on metals	23	20	3	23
Net cash costs	421	485	79	564
Depreciation, depletion and amortization	179	163	16	179
Noncash and other costs, net	19	17	2	19
Total costs	619	665	97	762
Revenue adjustments, primarily for pricing
on prior period open sales	2	2	3	5
Gross profit	$484	$438	$46	$484

Copper sales (millions of recoverable pounds)	342	342
Cobalt sales (millions of contained pounds)			17

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.22	$3.22	$8.10

Site production and delivery, before net noncash
and other costs shown below	1.43	1.36	4.40
Cobalt credits[b]	(0.26)	—	—
Royalty on metals	0.06	0.06	0.14
Unit net cash costs	1.23	1.42	4.54
Depreciation, depletion and amortization	0.52	0.48	0.97
Noncash and other costs, net	0.06	0.05	0.09
Total unit costs	1.81	1.95	5.60
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	0.01	0.14
Gross profit per pound	$1.42	$1.28	$2.64

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,241	$541	$179
Royalty on metals	(23)	—	—
Net noncash and other costs	—	19	—
Revenue adjustments, primarily for pricing
on prior period open sales	5	—	—
Africa mining	1,223	560	179
Other mining & eliminations[c]	12,298	7,957	859
Total mining	13,521	8,517	1,038
Oil & gas operations	1,512	377	732
Corporate, other & eliminations	3	10	8
As reported in FCX’s consolidated financial statements	$15,036	$8,904	$1,778

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.
XXVIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$845	$845	$157	$1,002

Site production and delivery, before net noncash
and other costs shown below	368	341	95	436
Cobalt credits[b]	(91)	—	—	—
Royalty on metals	18	16	2	18
Net cash costs	295	357	97	454
Depreciation, depletion and amortization	114	101	13	114
Noncash and other costs, net	20	18	2	20
Total costs	429	476	112	588
Revenue adjustments, primarily for pricing
on prior period open sales	8	8	2	10
Gross profit	$424	$377	$47	$424

Copper sales (millions of recoverable pounds)	239	239
Cobalt sales (millions of contained pounds)			19

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.54	$3.54	$8.36

Site production and delivery, before net noncash
and other costs shown below	1.54	1.43	5.05
Cobalt credits[b]	(0.39)	—	—
Royalty on metals	0.08	0.06	0.13
Unit net cash costs	1.23	1.49	5.18
Depreciation, depletion and amortization	0.48	0.42	0.68
Noncash and other costs, net	0.09	0.08	0.12
Total unit costs	1.80	1.99	5.98
Revenue adjustments, primarily for pricing
on prior period open sales	0.03	0.03	0.12
Gross profit per pound	$1.77	$1.58	$2.50

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,002	$436	$114
Royalty on metals	(18)	—	—
Net noncash and other costs	—	20	—
Revenue adjustments, primarily for pricing
on prior period open sales	10	—	—
Africa mining	994	456	114
Other mining & eliminations[c]	12,498	7,184	736
Total mining	13,492	7,640	850
Oil & gas operations	—	—	—
Corporate, other & eliminations	5	2	6
As reported in FCX’s consolidated financial statements	$13,497	$7,642	$856

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.

XXIX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues and Production Costs and Unit Net Cash Costs

	Three Months Ended September 30,
(In Millions)	2013[a]	2012[a]

Revenues, excluding adjustments[b]	$132	$119

Site production and delivery, before net noncash
and other costs shown below	75	54
Treatment charges and other	11	8
Net cash costs	86	62
Depreciation, depletion and amortization	21	9
Noncash and other costs, net	7	4
Total costs	114	75
Gross profit	$18	$44

Molybdenum sales (millions of recoverable pounds)[b]	12	9

Gross profit per pound of molybdenum:

Revenues, excluding adjustments[b]	$10.92	$13.69

Site production and delivery, before net noncash
and other costs shown below	6.27	6.23
Treatment charges and other	0.88	0.88
Unit net cash costs	7.15	7.11
Depreciation, depletion and amortization	1.71	1.00
Noncash and other costs, net	0.54	0.52
Total unit costs	9.40	8.63
Gross profit per pound	$1.52	$5.06

Reconciliation to Amounts Reported
(In Millions)			Depreciation,
		Production	Depletion and
Three Months Ended September 30, 2013	Revenues	and Delivery	Amortization
Totals presented above	$132	$75	$21
Treatment charges and other	(11)	—	—
Net noncash and other costs	—	7	—
Molybdenum mines	121	82	21
Other mining & eliminations[c]	4,868	2,960	332
Total mining	4,989	3,042	353
Oil & gas operations	1,176	288	563
Corporate, other & eliminations	—	2	3
As reported in FCX’s consolidated financial statements	$6,165	$3,332	$919

Three Months Ended September 30, 2012
Totals presented above	$119	$54	$9
Treatment charges and other	(8)	—	—
Net noncash and other costs	—	4	—
Henderson mine	111	58	9
Climax mine	18	30	6
Molybdenum mines	129	88	15
Other mining & eliminations[c]	4,287	2,502	281
Total mining	4,416	2,590	296
Oil & gas operations	—	—	—
Corporate, other & eliminations	1	2	2
As reported in FCX’s consolidated financial statements	$4,417	$2,592	$298

a. Third-quarter 2013 includes the combined results of the Henderson and Climax mines; third-quarter 2012 reflects the results of only the Henderson mine as start-up activities were still underway at the Climax mine.

b. Reflects sales of the molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XI. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the molybdenum mines and by certain of the North and South America copper mines.

XXX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues and Production Costs and Unit Net Cash Costs

	Nine Months Ended September 30,
(In Millions)	2013[a]	2012[a]

Revenues, excluding adjustments[b]	$443	$383

Site production and delivery, before net noncash
and other costs shown below	229	159
Treatment charges and other	35	23
Net cash costs	264	182
Depreciation, depletion and amortization	62	25
Noncash and other costs, net	11	5
Total costs	337	212
Gross profit	$106	$171

Molybdenum sales (millions of recoverable pounds)[b]	37	26

Gross profit per pound of molybdenum:

Revenues, excluding adjustments[b]	$11.87	$14.61

Site production and delivery, before net noncash
and other costs shown below	6.15	6.06
Treatment charges and other	0.93	0.88
Unit net cash costs	7.08	6.94
Depreciation, depletion and amortization	1.66	0.95
Noncash and other costs, net	0.29	0.21
Total unit costs	9.03	8.10
Gross profit per pound	$2.84	$6.51

Reconciliation to Amounts Reported
(In Millions)			Depreciation,
		Production	Depletion and
Nine Months Ended September 30, 2013	Revenues	and Delivery	Amortization
Totals presented above	$443	$229	$62
Treatment charges and other	(35)	—	—
Net noncash and other costs	—	11	—
Molybdenum mines	408	240	62
Other mining & eliminations	13,113	8,277	976
Total mining	13,521	8,517	1,038
Oil & gas operations	1,512	377	732
Corporate, other & eliminations[c]	3	10	8
As reported in FCX’s consolidated financial statements	$15,036	$8,904	$1,778

Nine Months Ended September 30, 2012
Totals presented above	$383	$159	$25
Treatment charges and other	(23)	—	—
Net noncash and other costs	—	5	—
Henderson mine	360	164	25
Climax mine	29	73	13
Molybdenum mines	389	237	38
Other mining & eliminations[c]	13,103	7,403	812
Total mining	13,492	7,640	850
Oil & gas operations	—	—	—
Corporate, other & eliminations	5	2	6
As reported in FCX’s consolidated financial statements	$13,497	$7,642	$856

a. The 2013 period includes the combined results of the Henderson and Climax mines; the 2012 period reflects the results of only the Henderson mine as start-up activities were still underway at the Climax mine.

b. Reflects sales of the molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the molybdenum mines and by certain of the North and South America copper mines.

XXXI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Oil & Gas Product Revenues and Cash Production Costs and Realizations

Three Months Ended September 30, 2013
			Natural
		Natural	Gas Liquids	Total
(In Millions)	Oil	Gas	(NGLs)	Oil & Gas
Oil and gas revenues before derivatives	$1,220	$86	$39	$1,345	[a]
Realized (losses) gains on derivative contracts	(19)	7	—	(12)
Realized revenues	$1,201	$93	$39	1,333
Less: cash production costs				277
Cash operating margin				1,056
Less: depreciation, depletion and amortization				563
Less: accretion and other costs				11
Unrealized losses on derivative contracts				(158)
Other net adjustments				1
Gross profit				$325

Oil (MMBbls)	11.5
Gas (Bcf)		23.6
NGLs (MMBbls)			1.0
Oil Equivalents (MMBOE)				16.5	[a]

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMbtu)	(per barrel)	Per BOE
Oil and gas revenues before derivatives	$106.00	$3.67	$37.16	$81.67	[a]
Realized (losses) gains on derivative contracts	(1.67)	0.30	—	(0.74)
Realized revenues	$104.33	$3.97	$37.16	80.93
Less: cash production costs				16.80	[a]
Cash operating margin				64.13
Less: depreciation, depletion and amortization				34.15
Less: accretion and other costs				0.70
Unrealized losses on derivative contracts				(9.58)
Other net adjustments				0.06
Gross profit				$19.76

Reconciliation to Amounts Reported
(In Millions)	Revenues	Production and Delivery	Depreciation, Depletion and Amortization
Revenues, before derivative contracts	$1,345	$—	$—
Realized losses on derivative contracts	(12)	—	—
Unrealized losses on derivative contracts	(158)	—	—
Cash production costs	—	277	—
Accretion and other costs	—	11	—
Depreciation, depletion and amortization	—	—	563
Other net adjustments	1	—	—
Oil & gas operations	1,176	288	563
Total mining[b]	4,989	3,042	353
Corporate, other & eliminations	—	2	3
As reported in FCX's consolidated financial statements	$6,165	$3,332	$919

a. Following is a summary of average realized price and cash production costs per BOE by region. Derivative conracts for FCX's oil and gas operations are managed on a consolidated basis; accordingly, average realized price per BOE by region does not reflect adjustments for derivative contracts. Additionally, cash production costs exclude accretion and other costs.

	MMBOE	Revenues (in millions)	Average Realized Price per BOE	Cash Production Costs (in millions)		Cash Production Costs per BOE
Gulf of Mexico	6.7	$596	$89.05	$93		$14.00
Eagle Ford	4.2	351	83.47	52		12.30
California	3.6	354	98.75	109		30.22
Haynesville/Madden/Other	2.0	44	22.08	23		11.58
	16.5	$1,345	81.67	$277		16.80

b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XI.

XXXII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Oil & Gas Product Revenues and Cash Production Costs and Realizations

Four months from June 1, 2013 to September 30, 2013
			Natural
		Natural	Gas Liquids	Total
(In Millions)	Oil	Gas	(NGLs)	Oil & Gas
Oil and gas revenues before derivatives	$1,550	$116	$50	$1,716	[a]
Realized (losses) gains on derivative contracts	(18)	7	—	(11)
Realized revenues	$1,532	$123	$50	1,705
Less: cash production costs				360
Cash operating margin				1,345
Less: depreciation, depletion and amortization				732
Less: accretion and other costs				17
Unrealized losses on derivative contracts				(194)
Other net adjustments				1
Gross profit				$403

Oil (MMBbls)	14.9
Gas (Bcf)		31.3
NGLs (MMBbls)			1.3
Oil Equivalents (MMBOE)				21.5	[a]

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMbtu)	(per barrel)	Per BOE
Oil and gas revenues before derivatives	$103.96	$3.70	$36.70	$79.89	[a]
Realized (losses) gains on derivative contracts	(1.20)	0.24	—	(0.49)
Realized revenues	$102.76	$3.94	$36.70	79.40
Less: cash production costs				16.76	[a]
Cash operating margin				62.64
Less: depreciation, depletion and amortization				34.07
Less: accretion and other costs				0.80
Unrealized losses on derivative contracts				(9.04)
Other net adjustments				0.04
Gross profit				$18.77

Reconciliation to Amounts Reported
(In Millions)	Revenues	Production and Delivery	Depreciation, Depletion and Amortization
Revenues, before derivative contracts	$1,716	$—	$—
Realized losses on derivative contracts	(11)	—	—
Unrealized losses on derivative contracts	(194)	—	—
Cash production costs	—	360	—
Accretion and other costs	—	17	—
Depreciation, depletion and amortization	—	—	732
Other net adjustments	1	—	—
Oil & gas operations	1,512	377	732
Total mining[b]	13,521	8,517	1,038
Corporate, other & eliminations	3	10	8
As reported in FCX's consolidated financial statements	$15,036	$8,904	$1,778

a. Following is a summary of average realized price and cash production costs per BOE by region. Derivative contracts for FCX's oil and gas operations are managed on a consolidated basis; accordingly, average realized price per BOE by region does not reflect adjustments for derivative contracts. Additionally, cash production costs exclude accretion and other costs.

	MMBOE	Revenues (in millions)	Average Realized Price per BOE	Cash Production Costs (in millions)		Cash Production Costs per BOE
Gulf of Mexico	8.6	$745	$86.61	$120		$14.01
Eagle Ford	5.5	450	81.95	68		12.42
California	4.7	461	97.71	144		30.40
Haynesville/Madden/Other	2.7	60	22.52	28		10.38
	21.5	$1,716	79.89	$360		16.76

b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments” on page XII.

XXXIII